As filed with the Securities and Exchange Commission on December 2, 2008
Registration No. 333-154181

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-effective Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IRWIN FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Indiana	35-1286807
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

500 WASHINGTON STREET
COLUMBUS, IN 47201
(812) 376-1909
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

STEVEN R. SCHULTZ
FIRST VICE PRESIDENT
AND GENERAL COUNSEL
500 WASHINGTON STREET
COLUMBUS, IN 47201
(812) 376-1891
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:
H. Rodgin Cohen, Esq.
Jay Clayton, Esq.
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
(212) 558-4000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 2, 2008

PROSPECTUS

IRWIN FINANCIAL CORPORATION
COMMON SHARES
Subscription Rights to Purchase up to
Common Shares at $      per Share

We are distributing, at no charge, to holders of our common shares non-transferable subscription rights to purchase up to           of our common shares. We refer to this offering as the “rights offer.” In the rights offer, you will receive one subscription right for each full common share owned at 5:00 p.m., New York time, on          , 2008, the record date.

Each subscription right will entitle you to purchase           of our common shares at a subscription price of $      per full share, which we refer to as the basic subscription privilege. If you fully exercise your basic subscription privilege and other shareholders do not fully exercise their basic subscription privileges, you will be entitled to exercise an over-subscription privilege to purchase a portion of the unsubscribed common shares at the same subscription price of $      per full share, subject to proration and subject, further, to reduction by us in certain circumstances.

To the extent you properly exercise your over-subscription privilege for an amount of shares that exceeds the number of the unsubscribed shares available to you, any excess subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

The subscription rights will expire if they are not exercised by 5:00 p.m., New York time, on          , 2008, unless we extend the rights offer period, but in no event will the rights offer be extended by more than 30 days. There is no minimum subscription requirement in the rights offer. However, our board of directors reserves the right to cancel the rights offer for any reason. In the event the rights offer is cancelled, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

We have separately entered into standby purchase agreements with certain investors, pursuant to which, subject to conditions, these investors have severally agreed to acquire from us, at the same subscription price offered to shareholders, any common shares that are not subscribed for pursuant to the exercise of basic subscription privileges or over-subscription privileges. We also have commitments to exercise rights from our directors and two existing shareholders who are not directors. The amount of standby commitments and commitments to exercise rights is $37 million, including the amount to be purchased by members of the Miller family in connection with their commitments to first exercise rights with respect to their current shareholdings.

The rights offer is a highly important component of our ongoing restructuring plan and is intended to (1) help achieve the objectives set forth in written agreements that we entered into with our bank regulators on October 10, 2008, (2) allow us to maintain our capital ratios above the levels that we have agreed upon with our bank regulators, (3) provide existing shareholders the opportunity to limit ownership dilution and (4) position our holding company and bank subsidiaries to return to profitability and respond to future business and financing needs and opportunities. We can provide no assurance that our holding company and our bank subsidiaries will remain within all regulatory capital requirements or in compliance with the terms of the written agreements during the period a purchaser of our common shares will own such shares. The failure to satisfy regulatory capital requirements or to comply with the terms of the written agreements could result in significant enforcement actions against us including a regulatory takeover of our bank subsidiaries.

YOU SHOULD CAREFULLY CONSIDER WHETHER TO EXERCISE YOUR SUBSCRIPTION RIGHTS PRIOR TO THE EXPIRATION OF THE RIGHTS OFFER. ALL EXERCISES OF SUBSCRIPTION RIGHTS ARE IRREVOCABLE. PURCHASE OF OUR COMMON SHARES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ “RISK FACTORS” BEGINNING ON PAGE 13.

Our outstanding common shares currently are, and we expect that the common shares to be issued in the rights offer will be, listed for trading on the New York Stock Exchange (the “NYSE”) under the symbol “IFC.” The last sale price of our common shares on December 1, 2008 was $1.70.

This is not an underwritten offering. Our common shares are being offered directly by us without the services of an underwriter or selling agent. We have engaged Stifel, Nicolaus & Company, Incorporated as our financial and marketing advisor in connection with the rights offer. Stifel, Nicolaus is not obligated to purchase any of the common shares that are being offered for sale.

These securities are not deposits, savings accounts or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve, the Office of Thrift Supervision, the Indiana Department of Financial Institutions nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus us accurate or complete. Any representation to the contrary is a criminal offense.

          , 2008

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. You can identify these statements from our use of the words “plan,” “forecast,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “is likely,” “will,” and similar expressions. These forward-looking statements may include, among other things:

•	statements and assumptions relating to financial performance;

•	statements relating to the anticipated effects on results of operations or financial condition from recent or future developments or events;

•	statements relating to our business and growth strategies and our regulatory capital levels;

•	the expected timing for completion of the transactions described herein;

•	the expected effect of the restructuring and this offering on the Corporation’s balance sheet, profitability, liquidity, and capital ratios;

•	statements relating to our participation in the U.S. Treasury Department’s Capital Purchase Program and its potential effect on our regulatory capital levels; and

•	any other statements, projections or assumptions that are not historical facts.

We qualify any forward-looking statements entirely by these and the following cautionary factors:

Actual future results may differ materially from our forward-looking statements and we qualify all forward-looking statements by various risks and uncertainties we face, as well as the assumptions underlying the statements, including the following, cautionary factors: difficulties in raising capital through this rights offer and in effectuating a recapitalization through a proposed exchange of trust preferred securities for common shares, including the failure of shareholders to participate in the rights offer, or the failure to satisfy the conditions that require the standby purchasers to purchase common shares; difficulties in completing the transactions for the disposition of our home equity business including selling or otherwise reducing risk associated with home equity loans on our balance sheet, or the completion of due diligence satisfactory to potential purchasers; failure to obtain any necessary regulatory approvals, third-party consents or bondholder consents for any dispositions or other transactions; satisfying conditions necessary to release purchase price proceeds from escrow; obtaining the desired tax treatment for any dispositions; potential deterioration or effects of general or regional economic conditions, particularly in sectors relating to real estate and/or mortgage lending, small business lending, and franchise restaurants finance; participation or lack of participation in governmental programs implemented under the Emergency Economic Stabilization Act of 2008, including without limitation the Troubled Asset Relief Program and the Capital Purchase Program, and the impact of such programs and related regulations on us and on national and local economic and financial markets and conditions; fluctuations in housing prices; potential effects related to the company’s decision to suspend the payment of dividends on its common, preferred and trust preferred securities; potential changes in direction, volatility and relative movement (basis risk) of interest rates, which may affect consumer demand for our products and the management and success of our interest rate risk management strategies; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force; the relative profitability of our lending and deposit operations; the valuation and management of our portfolios, including the use of external and internal modeling assumptions we embed in the valuation of those portfolios and short-term swings in the valuation of such portfolios; borrowers’ refinancing opportunities, which may affect the prepayment assumptions used in our valuation estimates and which may affect loan demand; unanticipated deterioration in the credit quality or collectability of our loan and lease assets, including higher-than-expected increases in non-performing assets or charge-offs; deterioration resulting from the effects of natural disasters; levels of future repurchases of residential mortgage, home

ii

equity, or other loans or leases due to alleged violations of representations and warranties we made when selling these loans and leases to the secondary market or in securitizations; unanticipated deterioration or changes in estimates of the carrying value of our other assets, including securities; difficulties in delivering products to the secondary market as planned; difficulties in expanding our business; difficulty in obtaining or retaining deposit or other funding sources as needed, including the loss of public fund deposits should our state-chartered bank subsidiary become less than well-capitalized, and other constraints resulting from regulatory actions; competition from other financial service providers for experienced managers as well as for customers; changes in the value of our lines of business, subsidiaries, or companies in which we invest; changes in variable compensation plans related to the performance and valuation of lines of business where we tie compensation systems to line-of-business performance; unanticipated lawsuits or outcomes in litigation; legislative or regulatory changes, including changes in laws, rules or regulations that affect tax, consumer or commercial lending, corporate governance and disclosure requirements, and other laws, rules or regulations affecting the rights and responsibilities of our holding company, state-chartered bank or federal savings bank subsidiaries; regulatory actions that impact our holding company, bank or thrift, including the written agreement the company and its state-chartered bank subsidiary, Irwin Union Bank and Trust Company, entered into with the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions on October 10, 2008, and the written agreement the company’s federal savings bank subsidiary, Irwin Union Bank, F.S.B., entered into with the Office of Thrift Supervision on the same day; changes in the interpretation and application of regulatory capital or other rules; the availability of resources to address changes in laws, rules or regulations or to respond to regulatory actions; changes in applicable accounting policies or principles or their application to our businesses or final audit adjustments, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; the final disposition of our remaining assets and obligations relating to the lines of business we have exited or are exiting, including the mortgage banking segment, small ticket commercial leasing segment and home equity segment; or governmental changes in monetary or fiscal policies.

In addition, our past results of operations are not necessarily indicative of our future results. We discuss these and other uncertainties in the “Risk Factors” section of this prospectus beginning on page 13 and in Irwin’s Annual Report on Form 10-K for the year ended December 31, 2007 and Form 10-Q for the quarter ended September 30, 2008, as well as in any future filings we may make that may be incorporated by reference herein. For information on the documents we are incorporating by reference and how to obtain a copy, please see “Where You Can Find More Information” in this prospectus. We undertake no obligation to update publicly any of these statements in light of future events, except as required in subsequent reports we file with the Securities and Exchange Commission (“SEC”).

iii

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFER

What is the rights offer?

We are distributing, at no charge, to holders of our common shares non-transferable subscription rights to purchase our common shares. You will receive one subscription right for each common share you owned as of 5:00 p.m., New York time, on          , 2008, the record date. Each subscription right will entitle the holder to a basic subscription privilege and an over-subscription privilege.

What is the basic subscription privilege?

The basic subscription privilege of each subscription right gives our shareholders the opportunity to purchase           of our common shares at a subscription price of $      per full share. For example, if you owned 100 of our common shares as of 5:00 p.m., New York time, on the record date, you would receive subscription rights and would have the right to purchase           common shares (rounded down to           shares, with the total subscription payment being adjusted accordingly, as discussed below) for $      per full share (or a total payment of $     ) with your basic subscription privilege. You may exercise the basic subscription privilege with respect to any number of shares subject to your subscription rights, or you may choose not to exercise any subscription rights at all.

If you hold shares evidenced by one or more Irwin Financial Corporation share certificates, the number of rights you may exercise pursuant to your basic subscription privilege is indicated on the enclosed rights certificate. If you hold your shares in the name of a broker, dealer, custodian bank or other nominee who uses the services of the Depository Trust Company (DTC), DTC will issue one subscription right to the nominee for each common share you own at the record date. The basic subscription privilege of each subscription right can then be used to purchase           common shares for $      per full share. See “— What should I do if I want to participate in the rights offer, but my shares are held in the name of my broker, dealer, custodian bank or other nominees?”

Fractional common shares resulting from the exercise of the basic subscription privilege will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

If you hold our common shares through the Irwin Financial Corporation Employees’ Savings Plan or the Irwin Mortgage Corporation Retirement and Profit Sharing Plan (the “Irwin 401k Plans”), you will be able to exercise your basic subscription privilege with respect to such shares, but you will not have the opportunity to participate in the over-subscription privilege with respect to such shares, as further described below. Instructions for participating in the rights offer as a holder of common shares through the Irwin 401k Plans are described below under the heading “— What should I do if I want to participate in the rights offer, but my shares are held in an Irwin 401k Plan?”

What is the over-subscription privilege?

In the event that you purchase all of the common shares available to you pursuant to your basic subscription privilege, you may also choose to purchase any portion of our common shares that are not purchased by our other shareholders through the exercise of their basic subscription privileges. You should indicate on your rights certificate how many additional shares you would like to purchase pursuant to your over-subscription privilege. Limitations on the amount of common shares that may be subscribed for pursuant to your over-subscription privilege are described below under the heading “— Are there any limits on the number of shares I may purchase in the rights offer or own as a result of the rights offer?”

If sufficient common shares are available, we will seek to honor your over-subscription request in full. If, however, over-subscription requests exceed the number of common shares available, we will allocate the available common shares pro rata among the shareholders exercising the over-subscription privilege in proportion to the number of common shares owned by such shareholder on the record date, relative to the number of shares owned on the record date by all shareholders exercising the over-subscription privilege. If this pro rata allocation results in any shareholder receiving a greater number of common shares than the shareholder subscribed for pursuant to the exercise of the over-subscription privilege, then such shareholder will be allocated only that number of shares for which the shareholder oversubscribed, and the remaining common shares will be allocated among all other shareholders exercising the over-subscription privilege on the same pro rata basis described above. The proration process will be repeated until all common shares have been allocated.

In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege prior to the expiration of the rights offer. Because we will not know the total number of unsubscribed shares prior to the expiration of the rights offer, if you wish to maximize the number of shares you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of our common shares that may be available to you (i.e., for the maximum number of common shares available to you, assuming you exercise all of your basic subscription privilege and are allotted the full amount of your over-subscription. See “The Rights Offer — Over-Subscription Privilege.”

Fractional common shares resulting from the exercise of the over-subscription privilege will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

If you hold our common shares through either of the Irwin 401k Plans, you will be able to exercise your basic subscription privilege with respect to such shares, but you will not have the opportunity to participate in the over-subscription privilege with respect to such shares. Instructions for participating in the rights offer as a holder of common shares through the Irwin 401k Plans are described below under the heading “— What should I do if I want to participate in the rights offer, but my shares are held in an Irwin 401k Plan?”

Are there any limits on the number of shares I may purchase in the rights offer or own as a result of the rights offer?

We will not issue common shares pursuant to the exercise of basic subscription privileges or oversubscription privileges, or to any shareholder or standby purchaser who, in our sole opinion, could be required to obtain prior clearance or approval from or submit a notice to any state or federal bank regulatory authority to acquire, own or control such shares if, as of          , 2008, such clearance or approval has not been obtained and/or any applicable waiting period has not expired. If we elect not to issue shares in such a case, the unissued shares will become available to satisfy over-subscriptions by other shareholders pursuant to their over-subscription privilege and will thereafter be available to standby purchasers. In addition, if you hold our common shares solely through either of the Irwin 401k Plans, you will not have the opportunity to participate in the over-subscription privilege in respect of those shares.

What is the role of the standby purchasers in this offering?

In connection with the rights offer, we have separately entered into standby purchase agreements with Cummins Inc., William I. Miller (our chairman and chief executive officer), Catherine G. Miller (a sister of William I. Miller), Elizabeth G. Miller (a sister of William I. Miller), Rodman Moorhead (a retired partner at Warburg Pincus LLP), Henry B. Schacht (a former chief executive officer of Cummins Inc. and Lucent Inc.), and John L. Vogelstein (a former vice chairman of Warburg Pincus LLP) pursuant to which these investors have severally agreed to acquire from us, at the same subscription price offered to shareholders, any common shares that are not subscribed for pursuant to the exercise of basic subscription privileges or over-subscription privileges, subject to a maximum amount set forth in each investor’s standby purchase agreement. In addition, William I. Miller, our chairman and chief executive officer and two of his sisters, Catherine G. Miller and Elizabeth G. Miller, have irrevocably committed to exercise basic subscription privileges in respect of shares they own outright. The standby purchasers will purchase no more than $37 million of common shares in the aggregate, including the amount purchased by the Miller family in connection with their commitments to first exercise rights with respect to their current shareholdings. We and our financial advisor are continuing to seek additional standby commitments. See “The Right Offer — Standby Commitments.”

Are there any conditions to the standby commitments?

The standby purchases are subject to a number of conditions, including conditions relating to satisfactory approvals from our banking regulators. If any of the conditions is not satisfied, the standby purchasers will not be required to purchase any shares. Cummins Inc., John L. Vogelstein and Rodman Moorhead are not required to purchase common shares if (i) the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions determine that our holding company and Irwin Union Bank and Trust Company will not remain “well-capitalized” in light of foreseeable capital requirements and that our capital plan, including the rights offer, will not be satisfactory, (ii) they reasonably believe that they will be deemed to “control” (within the meaning of the Bank Holding Company Act of 1956, as amended, or the Change in Bank Control Act, as amended) our holding company or (iii) any consents or approvals required to be obtained from any governmental authority in connection with the purchase of shares pursuant to the standby commitments have not been obtained or any applicable waiting periods or appeal periods have not yet expired.

In addition to these conditions, (i) John L. Vogelstein and Rodman Moorhead are not required to purchase common shares if the subscription price set by our board of directors is equal to or greater than the market price of our common shares as calculated by the volume weighted average trading price on the 20 days preceding the date on which the rights offer is priced and (ii) Cummins Inc. is not required to purchase common shares if our holding company has not taken all required actions to increase the size of our board by one director so that a designee of Cummins Inc. may be elected or appointed to the board in the future if Cummins so proposes. Even if we satisfy all these conditions, Cummins Inc.’s commitment may be reduced such that it will not own more than 19.9% of our common shares upon closing of the rights offer. See “The Rights Offer — Standby Commitments.”

Are the standby purchasers receiving any compensation for the standby commitments?

No. The standby purchasers are not receiving compensation for their standby commitments.

What agreements do we have with the standby purchasers?

Each standby purchaser executed a non-disclosure agreement and accordingly gained access to certain nonpublic information about us and participated in discussions with our management. They performed a due diligence review of Irwin Financial Corporation and subsequently negotiated and executed standby purchase agreements. Any purchases will be made for investment purposes and not with a view toward resale. However, under the terms of the standby purchase agreements, we have agreed to provide customary registration rights to the standby purchasers.

How many shares will the standby purchasers own after the rights offer?

The number of shares that will be purchased by the standby purchasers can only be determined upon the completion of the rights offer. The number of shares will be determined by reference to a formula that provides that the standby purchasers will purchase all the common shares that could have been but were not subscribed for in the rights offer, up to a maximum number of shares set forth in each investor’s standby purchase agreement. The maximum number of shares that a standby purchaser will purchase may vary depending on the standby purchaser and cannot be determined until the completion of the rights offer. If the rights offer is fully subscribed by shareholders through the exercise of basic subscription privileges or over-subscription privileges, the standby purchasers will not purchase any of our shares pursuant to their standby purchase agreements.

Is the board of directors participating in the rights offer and has our board made a recommendation to our shareholders regarding the rights offer?

In addition to William I. Miller’s commitment to exercise rights relating to shares he currently holds outright and his additional standby commitment, each of the company’s directors has irrevocably committed to exercise rights received in the offering. Eight of the nine independent directors have made this election with respect to the full amount of his or her basic subscription privilege. Any such purchases will be made for investment purposes and not with a view toward resale.

Although each of our directors is investing his or her own money in the rights offer, our board of directors is making no recommendation regarding your exercise of the subscription rights. Shareholders, including our directors, who exercise subscription rights risk investment loss on new money invested. We cannot assure you that the market price for our common shares will be above the subscription price or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. You are urged to make your decision based on your own assessment of our business and the rights offer. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common shares.

Why are we conducting the rights offer?

We are in the process of a strategic restructuring to refocus our holding company and its bank and thrift subsidiaries on serving small businesses and the communities in which we operate in order to return to profitability in the rapidly evolving U.S. banking industry. Raising our capital levels is an important component of our restructuring plan. We have decided to conduct the rights offer to enhance our capital and give existing shareholders the opportunity to limit ownership dilution. On October 10, 2008, our holding company and our state-chartered subsidiary bank Irwin Union Bank and Trust Company, entered into a written agreement with the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions. On the same day, our federal savings bank subsidiary Irwin Union Bank, F.S.B., entered into a written agreement with the Office of Thrift Supervision. Both agreements, require, among other things, that our holding company and our bank subsidiaries prepare a capital plan that will ensure that our holding company and our bank subsidiaries maintain sufficient capital to comply with regulatory capital guidelines and to address the volume of our adversely affected assets, concentrations of credit, adequacy of our allowance for loan and lease losses, planned growth and anticipated levels of retained earnings. We believe that the rights offer will allow us to continue to maintain our capital ratios above the levels that we have agreed upon with our bank regulators, accomplish the other objectives we and our bank regulators have set forth in the written agreements, and position our holding company and bank subsidiaries to return to profitability and respond to future business and financing needs and opportunities.

Are we pursuing other initiatives to improve our capital position?

We are considering undertaking exchange offers whereby a portion of our trust preferred securities will be exchanged for our common shares concurrently with the completion of this rights offer. If the exchange offers are completed, the capital that is attributable to the trust preferred securities to be exchanged will be reclassified to Tier 1, instead of its current Tier 2 capital classification, thereby strengthening our capital levels. In addition, the exchange offers will reduce our continuing obligation to pay or accrue quarterly interest payments on the trust preferred securities that will be exchanged. At this time, we are unable to determine if, or how much of, the trust preferred securities will be exchanged for our common shares. See “— How many common shares will be outstanding after the rights offer?”

How was the $      per full share subscription price for the rights offer determined?

Our board of directors will form a pricing committee to determine the subscription price. The pricing committee will consider a number of factors, including the price at which our shareholders might be willing to participate in the rights offer, historical and current trading prices for our common shares, the need for capital, and the desire to provide an opportunity to our shareholders to participate in the rights offer on a pro rata basis. In conjunction with its review of these factors, our board of directors is currently reviewing our history and prospects, including our past and present earnings, our prospects for future earnings, our current financial condition and regulatory status, and a range of discounts to market value represented by the subscription prices in various prior rights offers of public companies. The subscription price will not necessarily be related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of our common shares to be offered in the rights offer. The Company cannot give any assurance that our common shares will trade at or above the subscription price in any given time period.

Am I required to exercise all of the subscription rights I receive in the rights offer?

No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. However, if you choose not to exercise your basic subscription privilege in full, the relative percentage of our common shares that you own will decrease, and your voting and other rights will be diluted. In addition, if you do not exercise your basic subscription privilege in full, you will not be entitled to participate in the over-subscription privilege. See “— How many common shares will be outstanding after the rights offer?”

How soon must I act to exercise my subscription rights?

If you received a rights certificate and elect to exercise any or all of your subscription rights, the subscription agent must receive your completed and signed rights certificate and payment prior to the expiration of the rights offer, which is          , 2008, at 5:00 p.m., New York time. If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, your custodian bank, broker, dealer or other nominee may establish a deadline prior to 5:00 p.m. New York time, on          , 2008 by which you must provide it with your instructions to exercise your subscription rights and pay for your shares.

If you hold our common shares through either of the Irwin 401k Plans, you may exercise your basic subscription privilege (but not any over-subscription privilege) by following the instructions described below under the heading “— What should I do if I want to participate in the rights offer, but my shares are held in an Irwin 401k Plan?”

Our board of directors may, in its discretion, extend the rights offer one or more times, but in no event will the rights offer be extended by more than 30 days. Our board of directors may cancel the rights offer at any time. In the event that the rights offer is cancelled, all subscription payments received will be returned promptly, without interest or penalty. Notwithstanding the deadline for other shareholders set forth in this prospectus, if you hold common shares through either of the Irwin 401k Plans and do not exercise all of the subscription rights credited to your accounts before 4:00 p.m. New York time on          , 2008, your subscription rights will expire.

Although we will make reasonable attempts to provide this prospectus to holders of subscription rights, the rights offer and all subscription rights will expire at 5:00 p.m., New York time on          , 2008 (unless extended), whether or not we have been able to locate each person entitled to subscription rights. Although we have the option of extending the expiration of the rights offer, we currently do not intend to do so.

May I transfer my subscription rights?

No. You may not sell, transfer or assign your subscription rights to anyone. Subscription rights will not be listed for trading on the New York Stock Exchange or any other stock exchange or market or on the OTC Bulletin Board. Rights certificates may only be completed by the shareholder who receives the certificate.

Are we requiring a minimum subscription to complete the rights offer?

There is no minimum subscription requirement in the rights offer. However, our board of directors reserves the right to cancel the rights offer for any reason, including if we do not receive aggregate subscriptions that we believe will satisfy the capital plans set forth in the written agreements with our bank regulators. See “— Why are we conducting the rights offer?”

Can our board of directors extend, cancel or amend the rights offer?

Yes. We have the option to extend the rights offer and the period for exercising your subscription rights, although we do not presently intend to do so. In the event that our board of directors decides to extend the rights offer, in no event will the rights offer be extended by more than 30 days. Our board of directors may cancel the rights offer at any time for any reason. In the event that the rights offer is cancelled, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty. The board of directors reserves the right to amend or modify the terms of the rights offer.

What will happen if I choose not to exercise my subscription rights?

Shareholders who do not exercise their subscription rights will lose any value that may be represented by the rights. If you do not exercise any subscription rights, the number of our common shares you own will not change. Due to the fact that shares will be purchased by other shareholders and the standby purchasers pursuant to their obligations under the standby purchase agreements, your percentage ownership of our company will be diluted after the completion of the rights offer, unless you exercise your basic subscription privilege.

In addition, we are contemplating offering the holders of a portion of our trust preferred securities the opportunity to exchange their trust preferred shares for common shares. If we complete this exchange offer, additional common shares will be issued to the holders of the trust preferred shares. As a result of the exchange offer, the ownership interests and voting interests of all existing shareholders, even those that fully participate in the rights offer and the standby purchasers, will be substantially diluted. We cannot determine the amount of dilution at this time. See “— How many common shares will be outstanding after the rights offer?”

How do I exercise my subscription rights if I own shares in certificate form?

If you hold shares evidenced by one or more Irwin Financial Corporation share certificates and you wish to participate in the rights offer, you must take the following steps:

•	deliver payment to the subscription agent; and

•	deliver your properly completed and signed rights certificate, and any other subscription documents, to the subscription agent.

Please follow the payment and delivery instructions accompanying the rights certificate. Do not deliver documents to Irwin Financial Corporation. You are solely responsible for completing delivery to the subscription agent of your subscription documents, rights certificate and payment. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent so that they are received by the subscription agent by 5:00 p.m. New York time, on          , 2008.

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the full extent possible based on the amount of the payment received, subject to the availability of shares under the over-subscription privilege and the elimination of fractional shares. Any excess subscription payments received by the subscription agent will be returned promptly, without interest or penalty, following the expiration of the rights offer.

What form of payment is required to purchase our common shares?

As described in the instructions accompanying the rights certificate, payments submitted to the subscription agent must be made in full United States currency, in immediately available funds, by:

•	certified bank check or bank draft payable to Irwin Financial Corporation, drawn upon a United States bank;

•	postal, telegraphic or express money order payable to Irwin Financial Corporation; or

•	wire transfer of immediately available funds to the account maintained by the subscription agent.

You may not remit personal checks of any type.

What should I do if I want to participate in the rights offer, but my shares are held in the name of my broker, dealer, custodian bank or other nominee?

If you hold your common shares in the name of a broker, dealer, custodian bank or other nominee, then your broker, dealer, custodian bank or other nominee is the record holder of the shares you own. You will not receive a rights certificate. The record holder must exercise the subscription rights on your behalf for the common shares you wish to purchase.

If you wish to purchase our common shares through the rights offer, please promptly contact your broker, dealer, custodian bank or other nominee as record holder of your shares. We will ask your record holder to notify you of the rights offer. However, if you are not contacted by your broker, dealer, custodian bank or other nominee, you should promptly initiate contact with that intermediary. Your broker, dealer, custodian bank or other nominee may establish a deadline prior to the 5:00 p.m. New York time on          , 2008, which we established as the expiration date of the rights offer.

What should I do if I want to participate in the rights offer, but my shares are held in an Irwin 401k Plan?

If you hold our common shares through one of the Irwin 401k Plans, you may exercise your basic subscription privilege with respect to those common shares that you hold through an Irwin 401k Plan (but not the oversubscription privilege) by electing what percentage (if any) of your subscription rights you would like to exercise and then communicating your election to Fidelity Management Trust Company (“Fidelity”), the trustee and record keeper for each of the Irwin 401k Plans, in a timely manner using the specific election procedures prescribed in the materials that will be provided to you. Any election directing the exercise of subscription rights must be received by Fidelity not later than 4:00 p.m. New York time on          , 2008, or else it will be too late and will not be effective. This is a special deadline that applies to participants in the Irwin 401k Plans (notwithstanding the different deadline set forth in this prospectus for shareholders generally), and any subscription rights credited to your Irwin 401k Plan accounts will expire unless they are properly exercised by this special deadline for participants in the Irwin 401k Plans.

If you are a participant in an Irwin 401k Plan, you will be able to exercise your basic subscription privilege with respect to share you hold through an Irwin 401k Plan, but you will not have the opportunity to participate in the over-subscription privilege with respect to such shares, which is available to shareholders generally.

When will I receive my new shares?

If you purchase shares in the rights offer by submitting a rights certificate and payment, we will mail you a share certificate as soon as practicable after the completion of the rights offer. One share certificate will be generated for each rights certificate processed. Until your share certificate is received, you may not be able to sell the common shares acquired in the rights offer. If your shares as of the record date were held by a custodian bank, broker, dealer or other nominee, and you participate in the rights offer, you will not receive share certificates for your new shares. Your custodian bank, broker, dealer or other nominee will be credited with the shares of common stock you purchase in the rights offer as soon as practicable after the completion of the rights offer.

After I send in my payment and rights certificate, may I cancel my exercise of subscription rights?

No. All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase our common shares at a subscription price of $      per full share.

How many common shares will be outstanding after the rights offer?

As of          , 2008,          of our common shares were issued and outstanding. Assuming no other transactions by us involving our common shares, and no options for our common shares are exercised, prior to the expiration of the rights offer, if the rights offer is fully subscribed through the exercise of the subscription rights and/or the standby purchasers acquire all of the common shares not purchased by the holders of subscription rights before the expiration of the rights offer, then an additional          of our common shares will be issued and outstanding after the closing of the rights offer, for a total of           common shares outstanding. As a result of the rights offer, the ownership interests and voting interests of the existing shareholders that do not fully exercise their basic subscription privileges will be diluted.

In addition, we are contemplating offering the holders of a portion of our trust preferred securities the opportunity to exchange their trust preferred shares for common shares. If we complete the trust preferred exchange offer, additional common shares will be issued to holders of the trust preferred shares. As a result of the exchange offer, the ownership interests and voting interests of all existing shareholders, even those that fully participate in the rights offer, and the standby purchasers, will be substantially diluted. We cannot determine the amount of dilution at this time.

How much money will the company receive from the rights offer?

Assuming all the common shares offered are sold, we expect that the net proceeds from the rights offer will be approximately $      million. We intend to use the proceeds of the rights offer for general corporate purposes, including to (i) continue to maintain our capital ratios above the levels that we have agreed upon with our bank regulators, (ii) accomplish the other objectives we and our bank regulators have set forth in the written agreements, and (iii) position our holding company and bank subsidiaries to return to profitability and respond to future business and financing needs and opportunities.

Are there risks in exercising my subscription rights?

Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of additional common shares and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the headings “Risk Factors” in this prospectus and the documents incorporated by reference in this prospectus.

If the rights offer is not completed, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of the rights offer. If the rights offer is not completed, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty. If you own shares in “street name,” it may take longer for you to receive payment because the subscription agent will return payments through the record holder of your shares.

How do I exercise my subscription rights if I live outside the United States?

We will not mail this prospectus or the rights certificates to shareholders whose addresses are outside the United States or who have an army post office or foreign post office address. The subscription agent will hold the rights certificates for their account. To exercise subscription rights, our foreign shareholders must notify the subscription agent and timely follow the procedures described in “Rights Offer — Foreign Shareholders.”

What fees or charges apply if I purchase the common shares?

We are not charging any fee or sales commission to issue subscription rights to you or to issue shares to you if you exercise your subscription rights. If you exercise your subscription rights through your broker, dealer, custodian bank or other nominee, you are responsible for paying any fees your nominee may charge you. If you hold our common shares through either of the Irwin 401k Plans and you exercise your basic subscription privilege in respect of such shares through Fidelity, you are responsible for paying any fees that Fidelity may charge you.

What are the material U.S. federal income tax consequences of exercising my subscription rights?

For U.S. federal income tax purposes, you should not recognize income or loss in connection with the receipt or exercise of subscription rights in the rights offer. You should consult your tax advisor as to your particular tax consequences resulting from the rights offer. For a more detailed discussion, see “Material U.S. Federal Income Tax Considerations.”

To whom should I send my forms and payment?

If you received a rights certificate with this prospectus and wish to purchase shares during the rights offer, you should send your properly completed and signed rights certificate, any other subscription documents and payment by hand delivery, first class mail or courier service to the subscription agent at:

By Mail:	By Hand or Overnight Courier:
The Colbent Corporation Irwin Financial Corporation Rights Offer	The Colbent Corporation Irwin Financial Corporation Rights Offer
Att: Corporate Actions P.O. Box 859208 Braintree, MA 02185-9208	Att: Corporate Actions 161 Bay State Drive Braintree, MA 02184

You are solely responsible for completing delivery to the subscription agent of your subscription materials. The subscription materials are to be received by the subscription agent on or prior to 5:00 p.m., New York time, on , 2008. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent.

If you hold our common shares through either of the Irwin 401k Plans, you may exercise your basic subscription privilege (but not any over-subscription privilege) by following the instructions described above under the heading “— What should I do if I want to participate in the rights offer, but my shares are held in an Irwin 401k Plan?”

Whom should I contact if I have other questions?

If you have any questions about the rights offer or wish to request another copy of a document, please contact D.F. King & Co., Inc., the information agent for the rights offer, toll-free at (800) 735-3591. Banks and brokerage firms please call collect at (212) 269-5550.

SUMMARY

The Rights Offer

The following summary describes the principal terms of the rights offer, but is not intended to be complete. See the information under the heading “The Rights Offer” in this prospectus for a more detailed description of the terms and conditions of the rights offer.

Securities Offered	We are distributing to you, at no charge, non-transferable subscription right for each of our common shares that you owned as of 5:00 p.m., New York time, on the record date, either as a holder of record or, in the case of shares held of record by brokers, dealers, custodian banks or other nominees on your behalf, as a beneficial owner of such shares. Although the actual amount will depend on participation in the rights offer, we expect the gross proceeds from the rights offer and the transactions contemplated by the standby purchase agreements to be approximately $50 million.

Basic Subscription Privilege	The basic subscription privilege of each subscription right will entitle you to purchase of our common shares at a subscription price of $ per full share.

Over-Subscription Privilege	In the event that you purchase all of the common shares available to you pursuant to your basic subscription privilege, you may also choose to subscribe for our common shares that are not purchased by our shareholders through the exercise of their basic subscription privileges. You may subscribe for common shares pursuant to your over-subscription privilege, subject to proration of available shares and the purchase and ownership limitations described below under the heading “Limitation on the Purchase of Shares.”

Limitation on the Purchase of Shares	We will not issue common shares pursuant to the exercise of basic subscription privileges or over-subscription privileges, or to any shareholder or standby purchaser who, in our sole opinion, could be required to obtain prior clearance or approval from or submit a notice to any state or federal bank regulatory authority to acquire, own or control such shares if, as of , 2008, such clearance or approval has not been obtained and/or any applicable waiting period has not expired. Those who hold our common shares solely through an Irwin 401k Plan will not have the opportunity to participate in the over-subscription privilege in respect of those shares.

Subscription Price	$ per full share. To be effective, any payment related to the exercise of a subscription right must clear prior to the expiration of the rights offer.

Record Date	5:00 p.m., New York time, on , 2008.

Expiration of the Rights Offer	5:00 p.m., New York time, on , 2008.

Use of Proceeds	We intend to use the proceeds of the rights offer for general corporate purposes, including to (i) continue to maintain our capital ratios above the levels that we have agreed upon with our bank regulators, (ii) accomplish the other objectives we and our bank regulators have set forth in the written agreements, and (iii) position our holding company and bank subsidiaries to return to profitability and respond to future business and financing needs and opportunities.

Non-Transferability of Rights	The subscription rights may not be sold, transferred or assigned and will not be listed for trading on the New York Stock Exchange or on any other stock exchange or market or on the OTC Bulletin Board.

Standby Purchase Agreements	In connection with the rights offer, we have entered into standby purchase agreements pursuant to which the purchasers have severally agreed to acquire from us, at the same subscription price offered to shareholders, any common shares that are not subscribed for pursuant to the exercise of basic subscription privileges or over-subscription privileges, up to a maximum number of shares set forth in each investor’s standby purchase agreement. Please see “The Rights Offer — Standby Commitments” and “Plan of Distribution” for further information about the Standby Purchase Agreements.

Standby Purchasers	• Cummins Inc. ($25 million commitment)

• William I. Miller, Catherine G. Miller, Elizabeth G. Miller, Rodman Moorhead, Henry B. Schacht, and John L. Vogelstein ($12 million aggregate commitment, including irrevocable commitments to exercise all rights received as shareholders)

The commitment of each of the standby purchasers is subject to certain conditions that must be satisfied prior to completion of the rights offer.

Personal Participation of Directors	Each director has made an irrevocable commitment to exercise his or her own basic subscription rights personally (and with respect to eight of nine independent directors, this commitment is for the full amount of his or her rights received). Our board of directors is making no recommendation regarding your exercise of the subscription rights. You are urged to make your decision based on your own assessment of our business and the rights offer. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common shares.

No Revocation	All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase additional common shares at a subscription price of $ per full share.

Material U.S. Federal Income Tax Considerations	For U.S. federal income tax purposes, you should not recognize income or loss upon receipt or exercise of a subscription right. You should consult your own tax advisor as to the tax consequences to you of the receipt, exercise or lapse of the subscription rights in light of your particular circumstances.

Extension, Cancellation and Amendment	We have the option to extend the rights offer and the period for exercising your subscription rights, although we do not presently intend to do so. In the event that our board of directors decides to extend the rights offer, in no event will the rights offer be extended by more than 30 days. Our board of directors may cancel the rights offer at any time for any reason. In the event that the rights offer is cancelled, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty. We also reserve the right to amend or modify the terms of the rights offer.

Procedures for Exercising Rights	To exercise your subscription rights, you must take the following steps:

• If you are a registered holder of our common shares, you may deliver payment and a properly completed rights certificate to the subscription agent before 5:00 p.m., New York time, on , 2008. You may deliver the documents and payments by mail or commercial carrier. If regular mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

• If you are a beneficial owner of shares that are registered in the name of a broker, dealer, custodian bank or other nominee, or if you would rather an institution conduct the transaction on your behalf, you should instruct your broker, dealer, custodian bank or other nominee or to exercise your subscription rights on your behalf and deliver all documents and payments before 5:00 p.m., New York time, on          , 2008.

• If you hold our common shares through one of the Irwin 401k Plans, you may exercise your basic subscription privilege (but not the over-subscription privilege) with respect to such shares by completing the “Plan Participant Election Form” provided to you by Fidelity, the trustee and record keeper for each of the Irwin 401k Plans, to implement your decision. Any Plan Participant Election Form directing the exercise of subscription rights must be received by Fidelity not later than 4:00 p.m. New York time on          , 2008.

Subscription Agent	The Colbent Corporation

Information Agent	D.F. King & Co., Inc.

Shares Outstanding Before the Rights Offer	of our common shares were outstanding as of , 2008.

Shares Outstanding After Completion of the Rights Offer	Assuming no outstanding options for our common shares are exercised prior to the expiration of the rights offer and the full $ million is subscribed for, we expect approximately common shares will be outstanding immediately after completion of the rights offer but before giving effect to the exchange of common shares for trust preferred securities, which could potentially occur concurrently with the completion of the rights offer.

Fees and Expenses	We will pay the fees and expenses related to the rights offer.

NYSE Ticker Symbol	Our common shares are currently listed for trading on the NYSE under the ticker symbol “IFC.”

Before purchasing the securities being offered, you should carefully consider the “Risk Factors” beginning on page 13.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below, together with the other information included or incorporated by reference in this prospectus and the risks that we have highlighted in other sections of this prospectus, before making an investment decision. The risks described below are not the only risks we face. There could be risks and uncertainties not presently known to us or that we currently deem immaterial that also may impair our business operations. If any of the following risks actually occurs, our business, results of operations and financial condition could suffer. In that event, the trading price of our common shares could decline, and you may lose all or part of your investment in our common shares. The risks discussed below include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements.

Risks Related to the Rights Offer

The market price of our common shares is volatile and may decline before or after the subscription rights expire.

The market price of our common shares could be subject to wide fluctuations in response to numerous factors, some of which are beyond our control. These factors include, among other things, actual or anticipated variations in our costs of doing business, operating results and cash flow, the nature of our earnings and our competitors’ earnings, changes in financial estimates by securities analysts, business conditions in our markets, the general state of the securities markets and the market for other financial stocks, changes in capital markets that affect the perceived or actual availability of capital to companies in our industry, and governmental legislation or regulation, as well as general economic and market conditions, such as continued downturns in our economy and recessions. Please see “— Risks Relating to the Capital and Credit Markets.”

Once you exercise your subscription rights, you may not revoke them. The market price of our common shares could decline after you elect to exercise your subscription rights. If you exercise your subscription rights and, afterwards, the public trading market price of our common shares decreases below the subscription price, you will have committed to buying our common shares at a price above the prevailing market price and could have an immediate unrealized loss. Our common shares are listed for trading on the NYSE under the ticker symbol “IFC,” and the last reported sales price of our common shares on the NYSE on December 1, 2008, was $1.70 per share. Following the exercise of your subscription rights it is possible that you might not be able to sell your common shares at a price equal to or greater than the subscription price. Until shares are delivered to you upon completion of the rights offer, you may not be able to sell our common shares that you purchase in the rights offer.

Your ownership interest will be (i) diluted if you do not exercise your subscription rights and (ii) further diluted if we complete a proposed exchange offer.

Assuming we sell the full offering amount, the rights offer will result in our issuance of approximately           of our common shares. If you choose not to fully exercise your basic subscription privilege prior to the expiration of the rights offer, your relative ownership interest in our common shares will be diluted.

Subscription rights are not transferable and will not be listed for trading on the New York Stock Exchange or any other stock exchange or market or on the OTC Bulletin Board, and a rights certificate may only be completed by the shareholder who receives the certificate. Unless your subscription rights are timely and properly exercised, they will automatically expire at the end of the rights offer period and will have no force or effect. Shareholders who do not exercise their subscription rights will lose any value that may be represented by the rights.

If we proceed with the proposed exchange offer, as described under “The Rights Offer — Concurrent Exchange Offers,” in which current trust preferred security holders will receive common shares, your ownership will be diluted regardless of whether or not you participate in the rights offer.

The subscription price determined for the rights offer is not necessarily an indication of the fair value of our common shares.

Our board of directors will form a pricing committee to determine the subscription price. The pricing committee will consider a number of factors, including the price at which our shareholders might be willing to participate in the rights offer, historical and current trading prices for our common shares, the need for liquidity and capital, negotiations with the standby purchasers, and the desire to provide an opportunity to our shareholders to participate in the rights offer on a pro rata basis. In conjunction with its review of these factors, our board of directors is currently reviewing our history and prospects, including our past and present earnings, our prospects for future earnings, our current financial condition and regulatory status, and a range of discounts to market value represented by the subscription prices in various prior rights offers of public companies. The subscription price will not necessarily be related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of our common shares to be offered in the rights offer. At any given time, including after the rights offer, our common shares could trade below the subscription price.

Because our management will have broad discretion over the use of the net proceeds from the rights offer, you may not agree with how we use the proceeds, and we may not invest the proceeds successfully.

While we currently anticipate that we will use the net proceeds of the rights offer for general corporate purposes, including to (i) continue to maintain our capital ratios above the levels that we have agreed upon with our bank regulators, (ii) accomplish the objectives we and our bank regulators have set forth in the written agreements, and (iii) position our holding company and bank subsidiaries to return to profitability and respond to future business and financing needs and opportunities, our management will allocate portions of the proceeds for other purposes. Accordingly, you will be relying on the judgment of our management with regard to the use of the proceeds from the rights offer, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible proceeds will be invested in a way that does not yield a favorable, or any, return for us. In addition, regardless of how we invest the proceeds, our ability to return to profitability depends on a number of additional factors, including but not limited to deposit levels, loan production, performance of our loan portfolios, and macro-economic conditions. If these internal and external factors are not consistent with our expectations, the rights offer proceeds alone may not be enough to position us to return to profitability.

We may cancel the rights offer at any time, and neither we nor the subscription agent will have any obligation to you except to return your exercise payments.

We may, in our sole discretion, decide not to continue with the rights offer or cancel the rights offer. If the rights offer is cancelled, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

The standby purchase commitments are capped at certain values

The standby purchasers will purchase any common shares that are not subscribed for pursuant to the exercise of basic subscription privileges or over-subscription privileges, subject to a maximum amount set forth in each investor’s standby purchase agreement. Therefore, the number of shares that a standby purchaser will purchase cannot be determined until the completion of the rights offer. However, in the aggregate, the standby purchases will not exceed $37 million (and this amount may be reduced by conditions in Cummins Inc.’s standby purchase agreement that it shall not be required to purchase greater than 19.9% of our common shares).

The standby purchase commitments are subject to a number of conditions

The standby purchases are subject to conditions. If any standby purchaser is required to obtain prior clearance or approval for the purchase of our common shares from any state or federal bank regulatory authority and if such approval or clearance has not been obtained by the completion of the rights offer, the standby purchaser is not required to purchase any shares. In addition, Cummins Inc., John L. Vogelstein and Rodman Moorhead are not required to purchase common shares if (i) the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions determine that our holding company and Irwin Union Bank and Trust Company will not remain “well-capitalized” in light of foreseeable capital requirements and that our capital plan, including the rights offer, will not be satisfactory, (ii) they reasonably believe that they will be deemed to “control” (within the meaning of the Bank Holding Company Act of 1956, as amended, or the Change in Bank Control Act, as amended) our holding company or (iii) any consents or approvals required to be obtained from any governmental authority in connection with the purchase of shares pursuant to the standby commitments have not been obtained or any applicable waiting periods or appeal periods have not yet expired. In addition to these conditions, (i) John L. Vogelstein and Rodman Moorhead are not required to purchase common shares if the subscription price set by our board of directors is equal to or greater than the market price of our common shares as calculated by the volume weighted average trading price on the 20 days preceding the date on which the rights offer is priced and (ii) Cummins Inc. is not required to purchase common shares if our holding company has not taken all required actions to increase the size of our board by one director so that a designee of Cummins Inc. may be elected or appointed to the board in the future if Cummins so proposes. Even if we satisfy all these conditions, Cummins Inc.’s commitment may be reduced such that it will not own more than 19.9% of our common shares upon closing of the rights offer. For further information on the standby commitments, see “The Rights Offer — The Standby Commitments” and “Plan of Distribution.”

The standby purchase commitment of Cummins Inc., the largest standby purchaser, is capped at 19.9% of our common shares and therefore could result in less than all of Cummins Inc.’s $25 million standby commitment being taken up.

The standby purchase agreement with Cummins Inc. provides that Cummins Inc.’s commitment will be $25 million but in no event will result in Cummins Inc. owning greater than 19.9% of our common shares upon closing of the rights offer. If shareholders fully exercise their subscription rights, Cummins Inc. is not required or entitled to purchase any common shares pursuant to the standby purchase agreement. However, the maximum percentage amount may limit Cummins Inc.’s $25 million commitment depending upon a combination of these factors, including the following: (i) the number of common shares subscribed for in the offering; (ii) the subscription price; and (iii) the number of common shares issued in the proposed exchange offer for trust preferred securities. The number of shares that Cummins Inc. will be required to purchase based on the subscription price of $      per share, assuming that all shareholders who have not irrevocably committed to exercise their rights decline to exercise their subscription rights, is           shares, which would represent $      million. If we concurrently close our proposed exchange offers of trust preferred securities for at least $     , we will have sufficient common shares outstanding so that Cummins Inc.’s standby commitment may be taken up in full, assuming the other conditions to its commitment are satisfied.

If you do not act promptly and follow the subscription instructions, your exercise of subscription rights may be rejected.

Shareholders that desire to purchase shares in the rights offer must act promptly to ensure that all required forms and payments are actually received by the subscription agent prior to the expiration of the rights offer at 5:00 p.m., New York time, on          , 2008. If you fail to complete and sign the required subscription documents, send an incorrect payment amount or otherwise fail to follow the subscription procedures that apply to your exercise in the rights offer, the subscription agent may reject your subscription or accept it only to the extent of the payment received. Neither we nor our subscription agent will undertake to contact you concerning an incomplete or incorrect rights certificate or other subscription document or payment, nor are we under any obligation to make corrections. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures. If you are a beneficial owner of shares, you must act promptly to ensure that your broker, dealer, custodian bank or other nominee acts for you and submits payment to the subscription agent. We are not responsible if your broker, dealer, custodian bank or nominee fails to properly exercise your subscription rights prior to the expiration of the rights offer. If you hold our common shares through either of the Irwin 401k Plans, you should carefully read the “Plan Participant

Election Form” accompanying this prospectus and follow the procedures set forth in that form within the specified time period.

The rights offer does not have a minimum amount of proceeds, and the standby purchase commitments are subject to conditions, which means that if you exercise your rights, you may acquire additional common shares in us when we require additional capital.

There is no minimum amount of proceeds required to complete the rights offer, and the standby purchase commitments are subject to certain conditions. In addition, an exercise of your subscription rights is irrevocable. Therefore, if you exercise the basic subscription privilege or the over-subscription privilege, but we do not raise the desired amount of capital in this rights offer or we do not satisfy all the conditions for the standby purchase commitments and the rights offer is not fully subscribed, you may be investing in a company that continues to require additional capital. In addition, our inability to raise a sufficient amount of capital may mean that we do not have a capital plan that will be satisfactory to the regulators, which could have a material adverse effect on us. See also “— Risks Related to the Capital and Credit Markets.” For further information on the standby commitments, see “The Rights Offer — The Standby Commitments.”

Our ability to use net operating loss carryforwards to offset future taxable income for U.S. federal income tax purposes may be limited by the rights offer and other aspects of our capital plan.

In general, the rules of section 382 of the Internal Revenue Code apply to limit a corporation’s ability to utilize existing net operating loss (“NOL”) carryforwards once the corporation experiences an “ownership change.” Generally, an ownership change occurs when there is an increase in the stock ownership by one or more trackable shareholders of more than 50 percentage points over the lowest percentage ownership of such shareholder during a look back period (generally 36 months). Therefore, the rights offer or, if consummated and closed, the proposed exchange offer, could result in an ownership change. Section 382 allows post-change corporations to use pre-control change NOLs, but limits the amount that may be used annually to a percentage of the equity value of the corporation immediately before the change of ownership. Therefore, we may be limited in our ability to use these NOL carryforwards to offset future tax liabilities and this may have an adverse effect on our results of operations.

The concurrent exchange offers might not close.

We are concurrently considering exchange offers as described under “Questions and Answers Relating to the Rights Offer — Are we pursuing other initiatives to improve our capital position?” Failure to consummate and close these exchange offers may mean that we do not have a capital plan that will be satisfactory to the regulators, which could subject us to prompt corrective action that could include a regulatory takeover of our bank subsidiaries.

Risks Related to the Common Shares

The price of our common shares may fluctuate significantly, and this may make it difficult for you to resell common shares owned by you at times or at prices you find attractive.

The price of our common shares on the NYSE constantly changes. We expect that the market price of our common shares will continue to fluctuate.

Our stock price may fluctuate as a result of a variety of factors, some of which are beyond our control. These factors include:

•	quarterly variations in our operating results or the quality of our assets;

•	operating results that vary from the expectations of management, securities analysts and investors;

•	changes in expectations as to our future financial performance;

•	announcements of innovations, new products, strategic developments, significant contracts, acquisitions, divestitures and other material events by us or our competitors;

•	the operating and securities price performance of other companies that investors believe are comparable to us;

•	future sales of our equity or equity-related securities;

•	our past and future dividend practice;

•	our creditworthiness;

•	interest rates;

•	the credit, mortgage and housing markets, the markets for securities relating to mortgages or housing, and developments with respect to financial institutions generally;

•	the market for similar securities; and

•	economic, financial, geopolitical, regulatory, congressional or judicial events that affect us or the financial markets.

Accordingly, the common shares that an investor purchases, whether in this offering or in the secondary market, may trade at a price lower than that at which they were purchased.

In addition, in recent months, and especially in recent weeks, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies and particularly those in the financial services and banking sector, including for reasons unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price, notwithstanding our operating results.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common shares.

We are not restricted from issuing additional common shares, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common shares, as well as any common shares that may be issued pursuant to our shareholder rights plan. The market price of our common shares could decline as a result of sales of our common shares made after this offering or the perception that such sales could occur. It could also decline if we issue additional common shares in connection with a proposed exchange of a portion of our trust preferred shares for our common shares. At this time, we are unable to determine whether we will complete an exchange offer or the number of shares that we will issue in connection with any exchange offer.

You may not receive dividends on the common shares.

Holders of our common shares are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. On March 3, 2008, we announced that our board of directors voted to suspend payment of dividends on our common, preferred and trust preferred securities. In addition, as a result of the written agreement that we and Irwin Union Bank and Trust Company entered into on October 10, 2008, with the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions, we are not permitted to (1) declare or pay any dividend, or (2) make any distributions of interest or principal on subordinated debentures or trust preferred securities, without the prior written approval of these regulators. As a result we cannot declare a dividend on our common shares. Although we can seek to obtain a waiver of this prohibition, the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions may choose not to grant such a waiver and we would not expect to be granted a waiver or be released from this obligation until our financial performance improves significantly. Therefore, we may not be able to resume payments of dividends in the future.

The issuance of additional series of our preferred shares could adversely affect holders of our common shares which may negatively impact your investment.

Our board of directors is authorized to issue additional classes or series of preferred shares without any action on the part of the shareholders. The board of directors also has the power without shareholder approval, to set the terms of any such classes or series of preferred shares that may be issued, including voting rights, dividend rights, and preferences over our common shares with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. If we issue additional preferred shares in the future that have a preference over our common shares with respect to the payment of dividends or upon our liquidation, dissolution, or winding up, or if we issue preferred shares with voting rights that dilute the voting power of our common shares, the rights of holders of our common shares or the market price of our common shares could be adversely affected.

We have regulatory restrictions on our ability to receive dividends from bank subsidiaries.

Our ability to pay dividends in the future depends predominantly on our ability to dividend from our state-chartered bank subsidiary, Irwin Union Bank and Trust Company, to our holding company, for which prior approval from our regulators and additional action by our board of directors will be necessary. As a result of the written agreement that we and Irwin Union Bank and Trust Company entered into on October 10, 2008, with the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions, Irwin Union Bank and Trust Company is not permitted to (1) declare or pay any dividend, or (2) make any distributions of interest or principal on subordinated debentures or trust preferred securities, without the prior written approval of these regulators. As a result, Irwin Union Bank and Trust Company cannot declare a dividend to us. Although Irwin Union Bank and Trust Company can seek to obtain a waiver of this prohibition, the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions may choose not to grant such a waiver and we would not expect to be granted a waiver or be released from this obligation until our financial performance improves significantly. Therefore, Irwin Union Bank and Trust Company may not be able to resume payments of dividends to our holding company in the future.

Current levels of market volatility are unprecedented.

The capital and credit markets have been experiencing volatility and disruption for more than 12 months. In recent weeks, the volatility and disruption has reached unprecedented levels. In some cases, the markets have produced downward pressure on stock prices and credit capacity for certain issuers without apparent regard to those issuers’ underlying financial strength. If the current levels of market disruption and volatility continue or worsen, we could experience further adverse effects, which may be material, on our ability to access capital and on our results of operations.

Our shareholder rights plan, provisions in our restated articles of incorporation, our by-laws, and Indiana law may delay or prevent an acquisition of us by a third party.

Our board of directors has implemented a shareholder rights plan which, combined with Indiana law, and absent further action by our board, contains provisions which have certain anti-takeover effects. While the purpose of these plans is to strengthen the negotiating position of the board in the event of a hostile takeover attempt, the overall effects of the plan may be to render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a larger block of our shares and the removal of incumbent directors and key management. If triggered, the rights will cause substantial dilution to a person or group that attempts to acquire us without approval of our board of directors, and under certain circumstances, the rights beneficially owned by the person or group may become void. The plan also may have the effect of limiting the participation of certain shareholders in transactions such as mergers or tender offers whether or not such transactions are favored by incumbent directors and key management. This could discourage proxy contests and may make it more difficult for you and other shareholders to elect your own representatives as directors and take other corporate actions.

Our by-laws do not permit cumulative voting of shareholders in the election of directors, allowing the holders of a majority of our outstanding shares to control the election of all our directors. We have a staggered board, which means that only one-third of our board can be replaced by shareholders at any annual meeting. Directors may not be removed by shareholders. Our by-laws also provide that only our board of directors, and not our shareholders, may adopt, alter, amend and repeal our by-laws.

Indiana law provides several limitations that may discourage potential acquirers from purchasing our common shares. In particular, Indiana law prohibits business combinations with a person who acquires 10% or more of our common shares during the five-year period after the acquisition of 10% by that person or entity, unless the acquirer receives prior approval for the acquisition of the shares or business combination from our board of directors.

These and other provisions of Indiana law and our governing documents are intended to provide the board of directors with the negotiating leverage to achieve a more favorable outcome for our shareholders in the event of an offer for the company. However, these same anti-takeover provisions could have the effect of delaying, deferring or preventing a transaction or a change in control that might be in the best interest of our shareholders.

Risks Related to the Capital and Credit Markets

The current economic environment poses significant challenges for us and could adversely affect our financial condition and results of operations.

We are operating in a highly challenging and uncertain economic environment, including generally uncertain national conditions and local conditions in our markets. Financial institutions continue to be affected by sharp declines in the real estate market and constrained financial markets. While we are taking steps to decrease and limit our exposure to residential mortgage loans, home equity loans and lines of credit, and construction and land loans, we nonetheless retain significant direct exposure to the residential and commercial real estate markets as a result of our holdings of these types of loans, and we are affected by these events. Our commercial banking line of business has a substantial portfolio of construction and land development loans. Continued declines in real estate values, home sales volumes and financial stress on borrowers as a result of the uncertain economic environment, including job losses, could have an adverse effect on our borrowers or their customers, which could adversely affect our financial condition and results of operations. The decline in our financial performance over the last two years, and the reduction in capital ratios at June 30, 2008 have subjected us to increased regulatory scrutiny in the current environment. In addition, a possible national economic recession or further deterioration in local economic conditions in our markets could drive losses beyond that which is provided for in our allowance for loan losses and result in the following other consequences: loan delinquencies, problem assets, foreclosures and loan charge-offs may increase; demand for our products and services may decline; deposits may decrease, which would adversely impact our liquidity position; and collateral for our loans, especially real estate, may decline in value, in turn reducing customers’ borrowing power, and reducing the value of assets and collateral associated with our existing loans.

Our inability to participate in the U.S. Treasury Department’s Capital Purchase Program could have negative adverse effects on our share price, the rights offer and our future growth prospects.

In response to the financial crises affecting the banking system and financial markets, the U.S. Congress adopted the Emergency Economic Stabilization Act of 2008 (“EESA”). The primary feature of the EESA is the establishment of a troubled asset relief program (“TARP”), under which the U.S. Treasury Department (“UST”) was authorized to use up to $700 billion to purchase troubled assets, including mortgage-backed and other securities, from financial institutions and to make equity investments in banks (and possibly other financial institutions) through the Capital Purchase Program (“CPP”) for the purpose of stabilizing the financial markets. The UST has focused on the CPP and not engaged in purchases of troubled assets. Although we have applied for participation under the CPP, we do not know whether the UST will approve our application. See “Recent Developments.”

While we believe the CPP is not essential to our current capital plan or necessary to enable us to accomplish the objectives we and our regulators have set forth in the written agreements that we entered into with our regulators on October 10, 2008, in the event our application to participate in the CPP is not approved, we would not have the benefits provided by a significant increase in our capital, whereas certain of our competitors may have this capital available to support their activities. In addition, because of the extensive publicity of the CPP and certain market perceptions as to the financial health of institutions that are denied access to the CPP, the effect on our share price, our ability to raise capital, our future ability to grow organically, or our liquidity could be adversely affected.

More generally, we do not know what impact the TARP or the CPP will have generally on the financial markets, including the extreme levels of volatility currently being experienced. If the TARP or the CPP does not have its intended beneficial effect on the participating financial institutions and the market more generally, the financial markets could be affected materially and adversely, which in turn could materially and adversely affect our business, financial condition and results of operations.

If we participate in the Capital Purchase Program your ownership interest and voting power will be diluted and other rights of shareholders could be adversely affected.

Based on the standard documentation for the CPP, if we participate in the CPP, the effects on the rights of our shareholders will likely include: (i) restrictions on the payment of dividends to holders of our common shares and (ii) restrictions on distributions of assets to our shareholders upon a liquidation or dissolution of our holding company and until the satisfaction of any liquidation preference granted to preferred shares issued in connection with the CPP. In addition, shareholders would suffer dilution of their equity interest and voting power upon exercise of any warrants granted to the UST.

Risks Related to Our Business

We may be adversely affected by a general deterioration in economic conditions.

The risks associated with our business become more acute in periods of a slowing economy or slow growth such as we experienced in the latter half of 2007 and which has continued into 2008. Economic declines may be accompanied by a decrease in demand for consumer and commercial credit and declining real estate and other asset values. The credit quality of commercial loans and leases where the activities of the borrower or vendor are related to housing and other real estate markets may decline in periods of stress in these industries. Delinquencies, foreclosures and losses generally increase during economic slowdowns or periods of slow growth. We expect that our servicing costs and credit losses will increase during periods of economic slowdown or slow growth such as the one we are presently experiencing.

Although we are in the process of exiting our home equity line of business, we continue to have exposure to losses so long as we hold a portfolio of loans. As such, a material decline in real estate values may reduce the ability of borrowers to use home equity to support borrowings and could increase the loan-to-value ratios of loans we have previously made, thereby weakening collateral coverage and increasing the possibility of a loss in the event of a default. A decline in real estate values could also materially lower runoff in our existing portfolio, effectively extending the average life of the loans in the portfolio (and therefore prolonging the period we are exposed to losses).

We may be adversely affected by interest rate changes.

We and our subsidiaries are subject to interest rate risk. Changes in interest rates will affect the value of loans, deposits and other interest-sensitive assets and liabilities on our balance sheet. Our income may be at risk because changes in interest rates also affect our net interest margin and the value of assets and derivatives that we sell from time to time or that are subject to either mark-to-market accounting or lower-of-cost-or-market accounting, such as loans held for sale, mortgage servicing rights and derivatives instruments.

Reductions in interest rates expose us to write-downs in the carrying value of the mortgage servicing and other servicing assets we hold on our balance sheet. Some of these assets are recorded at the lower of their cost or market value and a valuation allowance is recorded for any impairment. Decreasing interest rates often lead to increased prepayments in the underlying loans, which requires that we write down the carrying value of these servicing assets. The change in value of these assets, if improperly hedged or mismanaged, could adversely affect our operating results in the period in which the impairment occurs.

Our lines of business mainly depend on earnings derived from net interest income. Net interest income is the difference between interest earned on loans and investments and the interest expense paid on other borrowings, including deposits at our banks and other funding liabilities we have. Our interest income and interest expense are affected by general economic conditions and by the policies of regulatory authorities, including the monetary policies of the Federal Reserve that cause our funding costs and yields on new or variable rate assets to change.

Although we take measures intended to manage the risks of operating in changing interest rate environments, we cannot eliminate interest rate sensitivity. Our goal is to ensure that interest rate sensitivity does not exceed prudent levels as determined by our board of directors in certain policies. Our risk management techniques include modeling interest rate scenarios, using financial hedging instruments, and match-funding certain loan assets. There are costs and risks associated with our risk management techniques, and these could be substantial.

Finally, to reduce the effect interest rates have on our businesses, we periodically invest in derivatives and other interest-sensitive instruments. While our intent in purchasing these instruments is to reduce our overall interest rate sensitivity, the performance of these instruments can, at times, cause volatility in our results either due to factors such as basis risk between the derivatives and the hedged item, timing of accounting recognition differences or other such factors.

Our operations may be adversely affected if we are unable to secure adequate funding; our use of wholesale funding sources exposes us to potential liquidity risk.

As a result of our restructuring, including our prior discontinuation of our mortgage banking line of business, we have had to seek alternative funding sources to contribute to our other lines of business, which sources in some cases are more expensive than those previously used.

Due to the sale of mortgage servicing rights and the loss of escrow deposits associated with those servicing rights, we have increased our reliance on wholesale funding, such as Federal Home Loan Bank borrowings, public funds, and brokered deposits in recent quarters. Because wholesale funding sources are affected by general capital market conditions, the availability of funding from wholesale lenders may be dependent on the confidence these investors have in commercial banking, franchise finance, and consumer finance businesses. While we have processes in place to monitor and mitigate these funding risks, the continued availability to us of these funding sources is uncertain, and we could be adversely impacted if our business segments become disfavored by wholesale lenders or large depositors. As a result of the written agreement with the Office of Thrift Supervision, Irwin Union Bank, F.S.B. (which held approximately 12% of our total assets as of November 10, 2008) is no longer permitted to accept brokered deposits unless it receives the prior approval of the Federal Deposit Insurance Corporation. Although we have applied for approval, it might not be granted. Therefore, Irwin Union Bank, F.S.B. may not be able to accept brokered deposits in the future. Moreover, even if such an approval is granted, the written agreement would still impose limitations on Irwin Union Bank, F.S.B.’s freedom to set rates for brokered deposits. Our state-chartered bank subsidiary, Irwin Union Bank and Trust Company, which is regulated by the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions, does not have any regulatory restrictions on the issuance of brokered deposits.

Brokered deposits may be difficult for us to retain or replace at attractive rates as they mature. Our financial flexibility could be severely constrained if we are unable to renew our wholesale funding or if adequate financing is not available in the future at acceptable rates of interest. We may not have sufficient liquidity to continue to fund new loans or lease originations, and we may need to liquidate loans or other assets unexpectedly in order to repay obligations as they mature.

Historically, we financed or sold the majority of our second mortgage loan originations into the secondary market through the use of securitizations. This market closed to all participants in the middle of 2007. We expect it to remain closed indefinitely. We are no longer producing these loans.

If there were an acceleration of the recording of losses on our home equity portfolio from our current expectations, it could have a material adverse effect on our results of operations and capital position.

As announced in July 2008, we agreed to securitize approximately $275 million of home equity whole loans. The securitization is treated as a financing and, as such, the loans remain on our balance sheet. These loans, together with the $1 billion of residual home equity loans that currently remain on our balance sheet, as well as an additional remaining portfolio of $40 million of home equity whole loans, will be run-off over time. We believe our remaining exposure, including other costs associated with a simultaneous exit of the segment, is less than $250 million (pre-tax). We will evaluate the performance of the loans on a regular basis. A number of factors, including, but not limited to, changes in regulatory or accounting interpretations, changes to our accounting policy, or contractual triggers, could cause us to accelerate the recognition of losses in a single period or a small number of successive periods. If that were to occur, it may have a material adverse affect on our results of operations and capital position for such periods.

We have credit risk inherent in our asset portfolios.

In our businesses, some borrowers may not repay loans that we make to them. As all financial institutions do, we maintain an allowance for loan and lease losses and other reserves to absorb the level of losses that we think is probable in our portfolios. However, our allowance for loan and lease losses may not be sufficient to cover the loan and lease losses that we actually may incur. While we maintain a reserve at a level management believes is adequate, our charge-offs could exceed these reserves. If we experience defaults by borrowers in any of our businesses to a greater extent than anticipated, our earnings could be negatively impacted.

We review the adequacy of these reserves and the underlying estimates on a periodic basis and we make adjustments to the reserves when required. However, our actual losses could exceed our estimates and negatively impact our earnings. As part of our written agreement with the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions, we and Irwin Union Bank and Trust Company agreed to review and revise as necessary our allowance for loan and lease losses methodology to assure compliance with relevant supervisory guidance and to develop an acceptable program for the maintenance of an adequate allowance for loan and lease losses going forward. As a result of such review, we determined that the documentation supporting our loan and lease loss reserves methodology should be enhanced and we subsequently implemented these enhancements. Although these enhancements did not result in any changes to any of our previously-reported reserves, such reserves may change in the future as economic and borrower conditions change.

We hold in our portfolio a significant number of construction, land and home equity loans, which may pose more credit risk than other types of mortgage loans.

In light of current economic conditions, construction and land loans and home equity lines of credit are considered more risky than other types of mortgage loans. Due to the disruptions in credit and housing markets, many of the developers to whom we lend experienced a dramatic decline in sales of new homes from their projects. As a result of this unprecedented market disruption, a material amount of our land and construction portfolio has or may become non-performing as developers are unable to build and sell homes in volumes large enough for orderly repayment of loans. At September 30, 2008, our $4.7 billion loan and lease portfolio included $0.5 billion (or 11%) of real estate construction and land development (C&LD) loans. Included in the $0.5 billion of C&LD loans were $58 million (or 12%) that were nonperforming. The highest concentration of these nonperforming loans is in the Phoenix and Las Vegas markets, which make up 7% of our C&LD loan portfolio.

In addition, as home values decline, borrowers are increasingly defaulting on home equity lines of credit in the portfolio of these loans that we hold in runoff mode. At September 30, 2008, we held $1.3 billion of home equity loans and lines of credit in our portfolio (which represented 28% of our total loan portfolio). Included in the $1.3 billion of home equity loans and lines of credit were $41 million (or 3%) that were categorized as nonperforming.

Since May 1, 2008, we have limited our offering of construction and land development loans only on an exception basis. Between May 1, 2008 and September 30, 2008, we have originated only $4.5 million of these loans. Additionally, since August 21, 2008, we have ceased offering loans and lines of credit in our home equity line of business. Between August 21, 2008 and September 30, 2008, we funded $2.6 million in loans and lines of credit in our home equity line of business that were previously contracted for, but we have not closed any new loan originations in this segment since September 30, 2008. We believe we have established adequate reserves on our financial statements to cover the credit risk of these loan portfolios. However, losses could exceed our reserves, and ultimately result in a material level of charge-offs, which could adversely impact our results of operations, liquidity and capital.

We may be required to repurchase mortgage loans that we previously sold because of the credit risk inherent in those loans.

We retain limited credit exposure from the sale of mortgage loans. When we sell mortgage loans, we make industry standard representations and warranties to the transferee regarding the loans. These representations and warranties do not assure against credit risk associated with the transferred loans, but if individual mortgage loans are found not to have fully complied with the associated representations and warranties we have made to a transferee, we may be required to repurchase the loans from the transferee or we may make payments in lieu of curing alleged breaches of these representations and warranties. Given the significant delinquencies in higher combined-loan-to-value or loan-to-value products, we expect that claims for repurchases pursuant to contractual representation and warranties will increase. We have built a model to estimate repurchase reserves for losses that are probable and estimable based on expectations of paydowns, expected lives, default probabilities and losses given default derived from a combination of our historic experience and industry data. We have established a $9 million reserve for what we consider as probable and reasonably estimable losses. However, losses attributable to repurchases could ultimately exceed our reserves.

Certain of our consumer mortgage products were not sold by many financial institutions.

In the past, we originated high loan-to-value home equity loans not offered by many financial institutions. For this reason, the performance of some of our financial assets may be less predictable than those of other lenders. We may not have adequate experience in a variety of economic environments to predict accurately the losses from our remaining portfolios of these products.

We rely heavily on our management team and key personnel, and the unexpected loss of key managers and personnel, or significant changes in senior management, may affect our operations adversely.

Our overall financial performance depends heavily on the performance of key managers and personnel. Our past success was influenced strongly by our ability to attract and to retain senior management that is experienced in the niches within banking for which they are responsible. If we are not able to retain these key managers and personnel, we may not be able to run our operations as effectively.

Our ability to retain executive officers and the current management teams of each of our lines of business and our holding company continues to be important to implement our strategies successfully. As we complete our restructuring and have a more streamlined business model, it may be more difficult to retain some of our key managers. In our written agreement with the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions, we agreed to engage an independent consultant to assess the bank’s management and to take steps by December 9, 2008, to address the independent consultant’s findings, including hiring additional or replacement officers, if necessary. This process was commenced prior to the signing of the written agreement. It is possible that these findings could result in significant changes in our senior management team. If we are required to hire new members of management, the restrictions that the written agreements place on our ability to enter into and make payments pursuant to severance agreements may make it difficult to attract persons of high quality to fill these positions.

Our future success depends on our ability to compete effectively in a highly competitive financial services industry.

The financial services industry, including commercial banking and franchise finance, is highly competitive. We and our operating subsidiaries encounter strong competition for deposits, loans and other financial services in all of the market areas in our lines of business. Our principal competitors include other commercial banks, savings banks, savings and loan associations, mutual funds, money market funds, finance companies, trust companies, insurers, leasing companies, credit unions, mortgage companies, real estate investment trusts (REITs), private issuers of debt obligations, and suppliers of other investment alternatives, such as securities firms. Many of our non-bank competitors are not subject to the same degree of regulation as we and our subsidiaries are and have advantages over us in providing certain services. Many of our competitors are significantly larger than we are and have greater access to capital and other resources, lower operating costs, and lower cost of funds. Also, our ability to compete effectively in our lines of business is dependent on our ability to adapt successfully to technological changes within the banking and financial services industry.

We have entered into written agreements with our regulators and our business is affected by the highly regulated environment in which we operate.

We and our subsidiaries are subject to extensive federal and state regulation and supervision. Our failure to comply with these requirements can lead to, among other remedies, administrative enforcement actions, termination or suspension of our licenses, rights of rescission for borrowers, and class action lawsuits. Legislation and regulations have had, may continue to have or may have significant impact on the financial services industry. Legislative or regulatory changes could make regulatory compliance more difficult or expensive for us, causing us to change or limit some of our consumer loan products or the way we operate our different lines of business. Future changes could affect the profitability of some or all of our lines of business.

On October 10, 2008, we entered into written agreements with our regulators. Our holding company and our state-chartered bank subsidiary, Irwin Union Bank and Trust Company, entered into a written agreement with the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions. Our federal savings bank subsidiary, Irwin Union Bank, F.S.B., entered into a written agreement with the Office of Thrift Supervision. The failure to comply with the terms of these written agreements could result in significant enforcement actions against us of increasing severity, up to and including a regulatory takeover of one or both of our bank subsidiaries.

The written agreement with the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions requires, among other things, that we submit a capital plan that will ensure our holding company and Irwin Union Bank and Trust Company maintain sufficient capital to comply with regulatory capital guidelines and to address the volume of our adversely affected assets, concentration of credit, adequacy of our allowance for loan and lease losses, planned growth and anticipated levels of retained earnings. The written agreement with the Office of Thrift Supervision requires, among other things, that Irwin Union Bank, F.S.B. maintain a Tier 1 capital ratio of at least 9% and a Total Risk-Based Capital Ratio of at least 11%.

As a result of the written agreement with the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions, we and Irwin Union Bank and Trust Company are not permitted to (1) declare or pay any dividend without the prior approval of these regulators, or (2) make any distributions of interest or principal on subordinated debentures or trust preferred securities, unless we obtain the prior written approval of these regulators. Therefore, we may not be able to resume payments of such dividends or distributions in the future.

In addition, like other registrants, we are subject to the requirements of the Sarbanes-Oxley Act of 2002. Failure to have in place adequate programs and procedures could cause us to have gaps in our internal control environment, putting our holding company and its shareholders at risk of loss.

These and other potential changes in government regulation or policies could increase our costs of doing business and could adversely affect our operations and the manner in which we conduct our business.

A deterioration in our regulatory capital position could adversely affect us.

The banking industry, in general, is heavily regulated, and we and our subsidiaries are extensively regulated under state and federal law. Regulations of the Federal Reserve, the Indiana Department of Financial Institutions, the Office of Thrift Supervision and the Federal Deposit Corporation that apply to us specify minimum capital ratio requirements that must be maintained by bank holding companies, banks and thrifts to be considered a “well-capitalized” institution. In addition, these regulators reserve the right to reclassify institutions that meet these standards into a lower capital category (i.e., less than “well-capitalized”) at their own discretion based on safety and soundness considerations. As of June 30, 2008, our holding company, Irwin Financial Corporation, and its state-chartered bank subsidiary, Irwin Union Bank and Trust Company, met the applicable regulatory standard of a “well-capitalized” institution under the relevant capital regulations that apply to them. As a result of the written agreement with the Office of Thrift Supervision, our federal savings bank subsidiary, Irwin Union Bank, F.S.B., is considered “adequately capitalized,” although we presently expect to continue to have capital levels above those agreed to in the written agreement applicable to the savings bank. As a result, the savings bank, which holds approximately 12% of our total assets as of November 10, 2008, is no longer permitted to accept brokered deposits unless it receives the prior approval of the Federal Deposit Insurance Corporation. Although we have applied for such approval, it might not be granted. Our other banking subsidiary, Irwin Union Bank and Trust Company, a state chartered bank regulated by the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions, does not have any regulatory restrictions on the issuance of brokered deposits.

Irwin Union Bank, F.S.B could be assessed higher premiums by the Federal Deposit Insurance Fund and required to pay its regulators increased assessment and application fees. In addition, if Irwin Union Bank and Trust Company were no longer considered “well-capitalized,” it would also be subject to these higher fees, and it might lose access to public funds in the state of Indiana, which could adversely affect our liquidity and results of operations. Moreover, if we were considered an “undercapitalized” institution, we could be subject to certain prompt corrective action requirements, regulatory controls and restrictions, which become more extensive as an institution becomes more severely undercapitalized. If such actions were to be taken, it could adversely affect our business and we may have more limited access to the capital markets.

Our strategic restructuring will decrease the diversification of our business and significantly increase our reliance on the performance of our commercial banking and franchise finance segments. If these segments do not perform as we anticipate, the decrease in diversification could have a material adverse effect on our results of operations.

We announced a restructuring through a series of transactions to refocus on small business and local community banking. The transactions included the exit from the small ticket leasing business in the U.S. and Canada, along with the sale of substantially all of the portfolio of loans and leases associated with these businesses. We also continue to take steps to exit our home equity business through the sale or run-off of our home equity loan portfolio and the sale or managed reduction of the servicing platform as appropriate based on the run-off of loans.

Historically, our commercial banking and franchise finance segments have been consistent and stable performers, but they have also experienced losses during the current stressed economic environment. We have taken significant loan loss provisions in our commercial banking segment. Our non-performing loans have risen over the past year and although we have provided for this decline in credit quality, if these trends worsen or if the commercial banking segment or franchise segments otherwise do not perform as we expect, our results of operations could be materially and adversely affected. We believe our strategic restructuring and focus on these businesses will ultimately improve our results, but we are no longer as diversified as we were prior to the restructuring and therefore do not have the same ability to offset negative trends or results in these segments. In addition, in order to better position ourselves to return to profitability, we have taken steps, and will take additional steps in connection with exiting the home equity business, to reduce the size and scope of our enterprise oversight group. This process involves execution risk and material downsizing risk, and may result in the unintended loss of key personnel. See “— We rely heavily on our management team and key personnel, and the unexpected loss of key managers and personnel, or significant changes in senior management, may affect our operations adversely.”

The soundness of other financial institutions could adversely affect us.

Financial services institutions are interrelated as a result of trading, clearing, counterparty, or other relationships. We have exposure to many different industries and counterparties, and we routinely execute transactions with counterparties in the financial services industry, including brokers and dealers, commercial banks, investment banks, mutual and hedge funds, and other institutional clients. Many of these transactions expose us to credit risk in the event of default by our counterparty or client. In addition, our credit risk may be exacerbated when the collateral held by us cannot be realized or is liquidated at prices not sufficient to recover the full amount of the loan or derivative exposure due us. Such losses could materially and adversely affect our results of operations or earnings.

We are a defendant in class actions and other lawsuits that could subject us to material liability.

We and our subsidiaries have been named as defendants in lawsuits alleging, among other things, that we violated state and federal laws in the course of making loans and leases and breached agreements. Among the allegations are that we charged impermissible and excessive rates and fees, participated in fraudulent financing, are responsible for residential lead-based paint exposure, and breached contractual provisions. Some of these cases seek class action status, which generally involves a large number of plaintiffs and could result in potentially increased amounts of loss. At the present time, we are unable to quantify the amount of loss, if any, that we could suffer in these matters because the cases are in the early stages of litigation. We have not established reserves for all of these lawsuits due to either lack of probability of loss or inability to accurately estimate potential loss. However, if decided against us, the lawsuits have the potential to affect us materially.

Our business may be affected adversely by Internet fraud.

We are inherently exposed to many types of operational risk, including those caused by the use of computer, internet and telecommunications systems. These may manifest themselves in the form of fraud by employees, by customers, other outside entities targeting us and/or our customers that use our internet banking, electronic banking or some other form of our telecommunications systems. Given the growing level of use of electronic, internet-based, and networked systems to conduct business directly or indirectly with our clients, certain fraud losses may not be avoidable regardless of the preventative and detection systems in place.

USE OF PROCEEDS

Although the actual amount will depend on participation in the rights offer, we expect that the net proceeds from the rights offer will be approximately $      million. We intend to use the proceeds of the rights offer for general corporate purposes, including to (i) continue to maintain our capital ratios above the levels that we have agreed upon with our bank regulators, (ii) accomplish the other objectives we and our bank regulators have set forth in the written agreements, and (iii) position our holding company and bank subsidiaries to return to profitability and respond to future business and financing needs and opportunities.

THE CORPORATION

We are a bank holding company headquartered in Columbus, Indiana. We seek to create competitive advantage within the banking industry by serving small businesses with lending, leasing, deposit, and advisory services, as well as consumers in the neighborhoods surrounding our bank branches. As a result of the restructuring transactions that we announced in July 2008, we streamlined our lines of business to focus on commercial banking and franchise finance. We also service a portfolio of home equity loans originated under a previous strategy. We continue to take steps to exit our home equity business through the sale or run-off of our home equity loan portfolio and the sale or managed reduction of the servicing platform as appropriate based on the run-off of loans.

Our business model is based on funding the activities of our commercial banking and franchise finance primarily through deposits gathered through our bank branches and borrowings from the Federal Home Loan Bank, although we are pursuing ways to diversify our funding sources. We operate two depository institution subsidiaries — Irwin Union Bank and Trust Company, a commercial bank that was organized in 1871, and Irwin Union Bank, F.S.B., a federal savings bank that was organized in 2000. We formed the holding company in 1972. Other direct and indirect major subsidiaries include Irwin Franchise Capital Corporation, our franchise finance subsidiary and Irwin Home Equity Corporation, a consumer home equity servicing company.

In commercial banking, we provide a full line of banking services to small businesses and consumers in the communities and neighborhoods served by our bank branch locations. Through this approach, we provide small businesses in our communities with the advice, credit, and other banking products that meet their needs and help them to grow, which we believe large national banks are often unable to do in a flexible and cost effective manner. We focus on small businesses because our understanding of these customers’ needs and our ability to meet those needs creates added value that permits us not to have to compete primarily on price. We also provide a full line of banking services to consumers in the communities and neighborhoods served by our bank branch locations.

Our franchise finance line of business also focuses on small businesses — the owners and operators of leading quick service and casual dining restaurant concepts in the U.S. We have our own direct sales force that establishes relationships with seasoned multi-unit franchise operators by offering service and responsiveness that is superior to the competition (primarily GE Capital, the dominant lender in the franchise business). These multi-unit operators often seek to diversify their financing sources. We believe we have built a good brand as an alternative to GE Capital in this business. In post-closing surveys, 93% of our customers said Irwin Franchise Capital Corporation delivered on its promises and 99% said they would do business with Irwin again.

The combination of commercial banking and franchise finance allows us to diversify our revenues, credit risk, and application of capital across borrower types and across geographic regions. Such diversification is a key part of our risk management. Within commercial banking, our customers have different growth and risk profiles in the Midwest and Western U.S. These markets perform differently due to differences in local economies, affecting both the demand for and the credit quality of our loans. Our franchise finance customers are well diversified across the entire country and among leading franchise concepts.

RECENT DEVELOPMENTS

The severe stress that is being experienced in credit, housing and financial markets has resulted in an extremely challenging environment for our holding company and our bank subsidiaries. We have experienced substantial losses in recent quarters and, although our holding company has stayed above regulatory “well-capitalized” levels, these capital levels have dropped below our own internal capital targets. We have long held that our strategy needs to evolve in response to changes in environmental conditions, and therefore we have taken steps to change our strategy to fit the environment in which we operate today and will operate in the future.

On July 25, 2008, we announced a restructuring through a series of transactions to refocus on small business and local community banking. The transactions included the exit from the small ticket leasing business in the U.S. and Canada, along with the sale of substantially all of the portfolio of loans and leases associated with these businesses. In addition, other agreements have been executed in connection with the restructuring that were designed to enable us to remove our loss exposure to our home equity portfolio, although one such transaction, structured to remove residual home equity exposure from our balance sheet, was rescinded due to the acquiror’s inability to obtain required third party consents. We continue to take steps to exit our home equity business through the sale or run-off of our home equity loan portfolio and the sale or managed reduction of the servicing platform as appropriate based on the run-off of loans. We believe the transactions noted above were critical to lowering the risk inherent in our loan portfolios, protecting our franchise in the current and future environments, and better positioning our company for a return to profitability. We continue to seek ways of eliminating our exposure to the risk of loss from our home equity business.

On October 10, 2008, our holding company and Irwin Union Bank and Trust (the “bank”) entered into a written agreement with the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions. On the same day, Irwin Union Bank, F.S.B. (the “savings bank”), entered into a supervisory agreement with the Office of Thrift Supervision.

Our holding company and our state-chartered bank subsidiary, Irwin Union Bank and Trust Company, which holds approximately $4.5 billion or 85% of our total assets, are subject to the written agreement with the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions. This agreement provides that the holding company and the bank must:

•	submit a plan to strengthen board oversight of the management and operations of the holding company and the bank;

•	(1) by November 10, 2008, submit a report prepared by an independent consultant regarding the consultant’s assessment of the bank’s management and (2) by December 10, 2008, take steps to address the independent consultant’s findings, including hiring additional or replacement officers, if necessary;

•	by November 9, 2008, submit a (1) written liquidity and funds management plan designed to improve management of our holding company’s and our bank’s liquidity positions and funds management practices and (2) joint contingency plan that identifies available sources of liquidity and includes adverse scenario planning;

•	by November 9, 2008, submit a capital plan that will ensure our holding company and our bank maintain sufficient capital to comply with regulatory capital guidelines and to address the volume of our adversely affected assets, concentration of credit, adequacy of our allowance for loan and lease losses, planned growth and anticipated levels of retained earnings;

•	within 30 days from the receipt of any regulatory report of examination, charge off all assets classified “loss” unless otherwise approved by the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions;

•	by January 9, 2009 (1) review and revise as necessary our allowance for loan and lease losses methodology to assure compliance with relevant supervisory guidance and (2) submit a written program for the maintenance of an adequate allowance for loan and lease losses; and

•	by December 10, 2008, submit a three-year strategic plan and a 2009 plan and budget for our holding company, on a consolidated basis, and our bank.

As a result of this written agreement, our holding company and our bank are not permitted to (1) declare or pay any dividend without the prior approval of the Federal Reserve and Indiana Department of Financial Institutions, or (2) make any distributions of interest or principal on subordinated debentures or trust preferred securities without the prior approval of the Federal Reserve and Indiana Department of Financial Institutions. In addition, our holding company and our non-bank subsidiaries are not permitted to incur, increase, or guarantee any debt without the prior written approval of the Federal Reserve, and our holding company is not permitted to purchase or redeem any of its common shares.

We believe that we have already met the majority of the obligations under this written agreement and will be able to comply with each of the other requirements in the written agreement, and that doing so does not impose any material changes on our business in light of the steps we have been taking to restructure and reorganize our businesses. The failure to comply with the terms of the written agreement could result in significant enforcement actions against us of increasing severity, up to and including a regulatory takeover of our state-chartered bank.

In order to comply with the aforementioned written agreement with the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions, we have taken the following measures:

•	we have submitted a plan on strengthening board oversight of the management and operations of the holding company and the bank and are already acting on it;

•	we have engaged an independent consultant regarding the consultant’s assessment of the bank’s management, the consultant completed its review in November and reported its findings to the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions;

•	we have submitted (1) a written liquidity and funds management plan designed to improve management of our holding company’s and our bank’s liquidity positions and funds management practices and (2) a joint contingency plan that identifies available sources of liquidity and includes adverse scenario planning and are already acting on these;

•	we submitted a capital plan to the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions. A highly important component of this capital plan was raising capital through the issuance of common shares under this rights offer;

•	we have reviewed our allowance methodology for loan and lease losses and have submitted the required documentation, and as a result of our review, we determined that the documentation supporting our loan and lease losses methodology could be improved, and we developed and implemented various documentation enhancements; however, the improvements did not result in any changes to any of our previously reported loan and lease losses levels; and

•	we will submit the 2009 plan and three-year strategic plan in the fourth quarter.

Prior to the issuance of the written agreement with the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions we suspended the payment of dividends on our common, preferred, and trust preferred securities. In addition we have no plans for further debt issuance, nor need to issue debt to support our on-going business plan.

Irwin Union Bank F.S.B., our federal savings bank subsidiary, holds approximately $.6 billion or 12% of our total assets. It (but not the holding company or Irwin Union Bank and Trust Company) is subject to a written agreement with the Office of Thrift Supervision which provides the following:

•	the savings bank must maintain a Tier 1 capital ratio of at least 9% and a Total Risk-Based Capital Ratio of at least 11% and the savings bank is not permitted to accept brokered deposits unless it receives the prior approval of the Federal Deposit Insurance Corporation;

•	the savings bank must submit for review and approval or non-objection by the Office of Thrift Supervision a revised business plan that (1) defines strategies for preserving and enhancing the savings bank’s capital within its risk profile, (2) defines limits on high-risk lending activities, (3) identifies strategies designed to improve and sustain the savings bank’s earnings, and (4) identifies strategies to stress-test and adjust earnings forecasts based on continuing operating results, economic conditions and the credit quality of our loan portfolio;

•	the savings bank will not be permitted to increase its current levels of construction loans or land loans without the prior approval of the Office of Thrift Supervision;

•	by October 31, 2008, the savings bank must be restructured so that it operates on a completely independent basis from our bank. The savings bank must hire (1) a full time President and Chief Executive Officer, Chief Credit Officer and Chief Financial Officer and (2) at least two additional independent directors who are not management officials of our holding company or our bank;

•	the savings bank is not permitted to increase its total assets during any quarter in excess of an amount equal to the net interest credited on deposit liabilities during the quarter without the prior approval of the Office of Thrift Supervision;

•	the savings bank is not permitted to make employment agreements with severance provisions, “golden parachute payments,” and certain prohibited indemnification payments. In addition, the savings bank is not permitted to enter into, renew or revise any contractual arrangement related to compensation or benefits with any director or senior executive officer of the savings bank until the Office of Thrift Supervision has approved or provided its non-objection to any such agreement;

•	the savings bank is not permitted to enter into, renew or revise any third-party contracts for services outside the normal course of business until the Office of Thrift Supervision has approved or provided its non-objection to any such agreement; and

•	the savings bank is not permitted to engage in transactions with any affiliate or subsidiary without the prior approval of the Office of Thrift Supervision.

As described above, the written agreement with the Office of Thrift Supervision requires Irwin Union Bank, F.S.B. to maintain a Tier 1 capital ratio of at least 9% and a Total Risk-Based Capital Ratio of at least 11%. Under applicable regulations, because the written agreement requires Irwin Union Bank, F.S.B. to maintain a specific capital level, it is classified as “adequately capitalized,” which is less than “well-capitalized,” even though Irwin Union Bank, F.S.B. holds a higher level of capital than the regulatory definition of “well-capitalized” and currently satisfies the capital requirements set forth in the written agreement.

We believe that we will we have already met the majority of the obligations under this written agreement and will be able to comply with each of the requirements in these agreements and that doing so does not impose any material changes on our business in light of the steps we have been taking to restructure and reorganize our businesses. The failure to comply with the terms of the written agreement could result in significant enforcement actions against us including a regulatory takeover of our savings bank.

In order to comply with the aforementioned written agreement with the Office of Thrift Supervision, we have taken the following measures:

•	we have submitted a revised business plan and are already acting on it;

•	we have stopped making commercial construction and land loans in the third quarter through the savings bank; we have submitted a business plan which manages our growth within the specified limits;

•	we have submitted a plan that addresses the restructuring of the savings bank so that it operates on a completely independent basis from our bank; we have identified the required new executives and board members, who will take their appointments pending approval by the Office of Thrift Supervision;

•	we have and will continue to adhere to the provisions regarding employment agreements and third-party contracts for services.

An important part of our strategy to maintain liquidity and satisfy all our regulators’ capital requirements has been active balance sheet management. Reflecting our completed sales of nearly $650 million of small ticket leasing assets, our balance sheet has been reduced over 10% in the third quarter to provide more flexibility in this difficult environment in which the capital ratios of financial institutions such as ours are under downward pressure. For example, as of September 30, 2008, we reduced our Tier 1 capital by approximately $70 million to reflect valuation reserves for deferred tax assets in accordance with regulatory capital requirements. However, we did not reduce our Tier 1 capital for certain amounts of net operating losses that we previously recognized because we believe we can offset these net operating losses through the recovery of taxes that we previously paid. If we are unable to fully utilize these net operating losses, however, our regulatory capital ratios may decline due to additional Tier 1 capital reductions.

On November 11, 2008 we submitted to the Federal Reserve Bank of Chicago our application for participation in the Capital Purchase Program. As of the date of this prospectus, our application is pending. We further believe that the UST is in the process of reviewing its eligibility criteria for bank organizations such as ours that have entered into written agreements with bank regulators or that are subject to similar regulatory actions. We do not know when the UST will finalize its eligibility criteria or how our application will fit into those criteria.

If granted, we would utilize the capital from our possible participation in the Capital Purchase Program to extend lending activities in all the communities and neighborhoods served by our bank branch locations. Therefore, we believe that our participation in the Capital Purchase Program is consistent with, and will further, one of the primary goals of the Capital Purchase Program, which is to reinforce the stability of U.S. bank organizations such as ours in order to allow us to support economic recovery and growth in the communities and neighborhoods that we serve.

We expect to conduct the rights offer whether or not we participate in the Capital Purchase Program. If we receive approval to participate in the Capital Purchase Program, we will issue and sell preferred shares, along with warrants to purchase our common shares, to the UST, in exchange for an amount that will not exceed $148 million, or 3% of our risk-weighted assets. The preferred shares will qualify as Tier 1 capital and will rank equally with the preferred shares that are currently outstanding.

We are conducting the rights offer to enhance our capital position in a manner that satisfies the capital plan requirements in the written agreements, while providing our existing shareholders the opportunity to limit ownership dilution. While participation in the Capital Purchase Program would significantly improve our capital position, we do not believe the CPP is essential to our capital plan.

We believe our current capital plan, which includes the rights offer in combination with the proposed exchange offer for a portion of our trust preferred securities for common shares, will enable us to continue to maintain our capital ratios above the levels we agreed upon with our regulators, accomplish the other objectives we and our regulators have set forth in the written agreements, and position our holding company and bank subsidiaries to return to profitability and respond to future business and financing needs and opportunities.

THE RIGHTS OFFER

The Subscription Rights

We are distributing to the record holders of our common shares as of the record date non-transferable subscription rights to purchase shares of our common stock. The subscription price is $      per full share. The subscription rights will entitle the holders of our common shares to purchase approximately an aggregate of           of our common shares for an aggregate purchase price of $          .

Each holder of record of our common shares will receive one subscription right for each full common share owned by such holder as of 5:00 p.m., New York time, on the record date. Each subscription right will entitle the holder to a basic subscription privilege and an over-subscription privilege.

Basic Subscription Privilege

With your basic subscription privilege, you may purchase of          our common shares per subscription right, upon delivery of the required documents and payment of the subscription price of $      per full share, prior to the expiration of the rights offer. You may exercise all or a portion of your basic subscription privilege; however, if you exercise less than your full basic subscription privilege, you will not be entitled to purchase shares under your over-subscription privilege.

Fractional common shares resulting from the exercise of the basic subscription privilege will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

Over-Subscription Privilege

In the event that you purchase all of the common shares available to you pursuant to your basic subscription privilege, you may also choose to purchase a portion of our common shares that are not purchased by other shareholders through the exercise of their basic subscription privileges. If sufficient common shares are available, we will seek to honor the over-subscription requests in full. If, however, over-subscription requests exceed the number of common shares available, we will allocate the available common shares pro rata among the shareholders exercising the over-subscription privilege in proportion to the number of common shares owned by such shareholder on the record date, relative to the number of shares owned on the record date by all shareholders exercising the over-subscription privilege. If this pro rata allocation results in any shareholder receiving a greater number of common shares than the shareholder subscribed for pursuant to the exercise of the over-subscription privilege, then such shareholder will be allocated only that number of shares for which the shareholder oversubscribed, and the remaining common shares will be allocated among all other shareholders exercising the over-subscription privilege on the same pro rata basis described above. The proration process will be repeated until all common shares have been allocated.

In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege prior to the expiration of the rights offer. Because we will not know the total number of unsubscribed shares prior to the expiration of the rights offer, if you wish to maximize the number of shares you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of our common shares that may be available to you (i.e., for the maximum number of common shares available to you, assuming you exercise all of your basic subscription privilege and are allotted the full amount of your over-subscription).

We can provide no assurances that you will actually be entitled to purchase the number of shares issuable upon the exercise of your over-subscription privilege in full at the expiration of the rights offer. We will not be able to satisfy your exercise of the over-subscription privilege if all of our shareholders exercise their basic subscription privileges in full, and we will only honor an over-subscription privilege to the extent a sufficient amount of our common shares are available following the exercise of subscription rights under the basic subscription privileges. In addition, limitations on the amount of common shares that may be subscribed for pursuant to the over-subscription privilege are described below under the heading “— Regulatory Limitations.”

•	To the extent the aggregate subscription price of the maximum number of unsubscribed shares available to you pursuant to the over-subscription privilege is less than the amount you actually paid in connection with the exercise of the over-subscription privilege, you will be allocated only the number of unsubscribed shares available to you, and any excess subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

•	To the extent the amount you actually paid in connection with the exercise of the over-subscription privilege is less than the aggregate subscription price of the maximum number of unsubscribed shares available to you pursuant to the over-subscription privilege, you will be allocated the number of unsubscribed shares for which you actually paid in connection with the over-subscription privilege.

Fractional common shares resulting from the exercise of the over-subscription privilege will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

Delivery of Common Shares Acquired in the Rights Offer

If you purchase shares in the rights offer by submitting a rights certificate and payment, we will mail you a share certificate as soon as practicable after the completion of the rights offer. One share certificate will be generated for each rights certificate processed. Until your share certificate is received, you may not be able to sell the common shares acquired in the rights offer. If your shares as of the record date were held by a custodian bank, broker, dealer or other nominee, and you participate in the rights offer, you will not receive share certificates for your new shares. Your custodian bank, broker, dealer or other nominee will be credited with the shares of common stock you purchase in the rights offer as soon as practicable after the completion of the rights offer.

Reasons for the Rights Offer

We are in the process of a strategic restructuring to refocus our holding company and its bank and thrift subsidiaries on serving small businesses and the communities in which we operate in order to return to profitability in the rapidly evolving U.S. banking industry. Raising our capital levels is an important component of our restructuring plan. We have decided to conduct the rights offer to enhance our capital and give existing shareholders the opportunity to limit ownership dilution. On October 10, 2008, our holding company and our state-chartered subsidiary bank Irwin Union Bank and Trust Company, entered into a written agreement with the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions. On the same day, our federal savings bank subsidiary Irwin Union Bank, F.S.B., entered into a written agreement with the Office of Thrift Supervision. Both agreements, require, among other things, that our holding company and our bank subsidiaries prepare a capital plan that will ensure that our holding company and our bank subsidiaries maintain sufficient capital to comply with regulatory capital guidelines and to address the volume of our adversely affected assets, concentrations of credit, adequacy of our allowance for loan and lease losses, planned growth and anticipated levels of retained earnings. We believe that the rights offer will allow us to continue to maintain our capital ratios above the levels that we have agreed upon with our bank regulators, accomplish the other objectives we and our bank regulators have set forth in the written agreements, and position our holding company and bank subsidiaries to return to profitability and respond to future business and financing needs and opportunities.

Standby Commitments

In connection with the rights offer, we have separately entered into standby purchase agreements with Cummins Inc., William I. Miller (our chairman and chief executive officer), Catherine G. Miller (a sister of William I. Miller), Elizabeth G. Miller (a sister of William I. Miller), Moorhead Rodman (a retired partner of Warburg Pincus LLP), Henry B. Schacht (a former chief executive officer of Cummins Inc. and Lucent Inc.), and John L. Vogelstein (a former vice chairman of Warburg Pincus LLP), pursuant to which these investors have severally agreed to acquire from us, at the same subscription price offered to shareholders, any common shares that are not subscribed for pursuant to the exercise of basic subscription privileges or over-subscription privileges, subject to a maximum amount set forth in each investor’s standby purchase agreement.

The maximum number of shares that a standby purchaser will purchase may vary depending on the standby purchaser and cannot be determined until the completion of the rights offer. For William I. Miller, Catherine G. Miller and Elizabeth G. Miller, their standby commitments are in addition to the rights that they have committed to exercise with respect to their direct shareholdings. The standby commitments and commitments to exercise rights, not including those of our independent directors that are described below, include a commitment by Cummins Inc. to purchase up to $25 million, subject to certain limitations on total ownership. The remaining standby purchasers have committed to purchase up to $12 million of common shares in the aggregate, including the amount to be purchased by members of the Miller family in connection with their commitments to first exercise rights with respect to their shares held outright.

The standby purchases are subject to a number of conditions, including conditions relating to satisfactory approvals from our banking regulators. If any of the conditions is not satisfied, the standby purchasers will not be required to purchase any shares. In addition, Cummins Inc., John L. Vogelstein and Rodman Moorhead are not required to purchase common shares if (i) the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions determine that our holding company and Irwin Union Bank and Trust Company will not remain “well-capitalized” in light of foreseeable capital requirements and that our capital plan, including the rights offer, will not be satisfactory, (ii) they reasonably believe that they will be deemed to “control” (within the meaning of the Bank Holding Company Act of 1956, as amended, or the Change in Bank Control Act, as amended) our holding company or (iii) any consents or approvals required to be obtained from any governmental authority in connection with the purchase of shares pursuant to the standby commitments have not been obtained or any applicable waiting periods or appeal periods have not yet expired. In addition to these conditions, (i) John L. Vogelstein and Rodman Moorhead are not required to purchase common shares if the subscription price set by our board of directors is equal to or greater than the market price of our common shares as calculated by the volume weighted average trading price on the 20 days preceding the date on which the rights offer is priced and (ii) Cummins Inc. is not required to purchase common shares if our holding company has not taken all required actions to increase the size of our board by one director so that a designee of Cummins Inc. may be elected or appointed to the board in the future if Cummins so proposes. Even if we satisfy all these conditions, Cummins Inc.’s commitment may be reduced such that it will not own more than 19.9% of our common shares upon closing of the rights offer.

Each standby purchaser executed a non-disclosure agreement and accordingly gained access to certain nonpublic information about us and participated in discussions with our management. Each standby purchaser performed a due diligence review of Irwin Financial Corporation and subsequently negotiated and executed standby purchase agreements. Any purchases will be made for investment purposes and not with a view toward resale. However, under the terms of the standby purchase agreements, we have agreed to provide customary registration rights to the standby purchasers. In addition, Cummins Inc. and John L. Vogelstein executed a lock-up agreement pursuant to which they agreed not to transfer or dispose of the common shares purchased pursuant to their standby commitments, including by means of any hedging or short sale transactions for a period of time. Cummins Inc. and John L. Vogelstein are free to sell shares, subject to applicable securities laws, (i) with respect to 25% of any shares they purchase, 60 days after the closing date of the rights offer, (ii) with respect to 50% of any shares they purchase, 120 days after the closing date of the rights offer, (iii) with respect to 75% of any shares they purchase, 180 days after the closing date of the rights offer and (iv) with respect to the remainder of any shares they purchase, 240 days after the closing date of the rights offer. These lock-up agreements contain a clause whereby we promise that Cummins’ and John Vogelstein’s lock-up agreements will not be any more restrictive than any other lock-up or similar agreement agreed to in connection with the proposed exchange of our trust preferred securities for common shares.

The number of common shares that will be purchased by the standby purchasers can only be determined upon the completion of the rights offer. The number of shares will be determined by reference to a formula that provides that the standby purchasers will purchase all the common shares that could have been but were not subscribed for in the rights offer, subject to a maximum number of shares set forth in each investor’s standby purchase agreement. The maximum number of shares that a standby purchaser will purchase may vary depending on the standby purchaser and cannot be determined until the completion of the rights offer. If the rights offer is fully subscribed directly by shareholders then the standby purchasers will not purchase any of our shares pursuant to their standby purchase agreements.

William I. Miller currently sits on the board of directors of Cummins Inc. and has agreed to resign from that position if Cummins exercises its standby commitment in full or in part.

Directors’ Participation

Each of our directors has irrevocably committed to exercise rights in the offering. Eight of the nine independent directors have made this election with respect to the full amount of his or her basic subscription privilege. Any such purchases will be made for investment purposes and not with a view toward resale.

Although each of our directors is investing his or her own money in the rights offer, our board of directors is making no recommendation regarding your exercise of the subscription rights. You are urged to make your decision based on your own assessment of our business and the rights offer. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common shares.

The Exchange Offers

We are also considering a series of exchange offers pursuant to which a to-be-determined amount of our common shares would be issued in exchange for a to-be-determined amount of trust preferred securities that have been issued by various Delaware statutory trusts that hold, as their sole assets, junior subordinated debentures issued by us. If the transactions are commenced, then we would offer selected holders of trust preferred securities the right to exchange their trust preferred securities for common shares at an exchange ratio to be negotiated between us and the party to each exchange transaction.

We and our state-chartered bank and savings bank subsidiaries are subject to measurement on three ratios to determine the sufficiency of our capital. Two of these ratios are based on Tier 1 or core capital and the third is based on total capital (the sum of Tier 1 and Tier 2 capital). Under the Federal Reserve’s risk-based capital requirements to which our holding company is subject as a bank holding company, Tier 1 capital, or core capital, consists of, among other things, common shareholders’ equity, and subject to certain limitations, trust preferred securities. Tier 2 capital, or supplementary capital, consists of, among other things, and to the extent not included in Tier 1 capital, trust preferred securities. The proposed exchange offers would restructure these elements of our holding company’s capital to increase the amount of capital that can be treated as Tier 1 capital. In addition, in light of the Federal Reserve’s revised capital regulations that take effect in March of 2009 and that limit the amount of trust preferred securities that may be included in Tier 2 capital to 50 percent of Tier 1 capital, the proposed exchange offers would also increase the amount of capital that otherwise would be able to be treated as Tier 2 capital at that time. Finally, an exchange offer will reduce our continuing obligation to pay or accrue quarterly interest payments on the trust preferred securities that will be exchanged.

We have not yet entered into definitive documentation with respect to the proposed exchange offers.

Effect of Rights Offer on Existing Shareholders

The ownership interests and voting interests of the existing shareholders that do not fully exercise their basic subscription privileges will be diluted. See “Questions and Answers Related to the Rights Offer — How many common shares will be outstanding after the rights offer.”

Method of Exercising Subscription Rights

The exercise of subscription rights is irrevocable and may not be cancelled or modified. You may exercise your subscription rights as follows:

Subscription by Registered Holders

If you hold certificates of our common shares, the number of rights you may exercise pursuant to the basic subscription privilege is indicated on the enclosed rights certificate. You may exercise your subscription rights by properly completing and executing the rights certificate and forwarding it, together with your full subscription payment, to the subscription agent at the address set forth below under “— Subscription Agent,” prior to the expiration of the rights offer.

Subscription by Beneficial Owners

If you are a beneficial owner of our common shares that are registered in the name of a broker, dealer, custodian bank or other nominee, you will not receive a rights certificate. Instead, one subscription right will be issued to the nominee record holder for each of our common shares that you own at the record date. If you are not contacted by your broker, dealer, custodian bank or other nominee, you should promptly contact your broker, dealer, custodian bank or other nominee in order to subscribe for our common shares in the rights offer.

If you hold your common shares in the name of a broker, dealer, custodian bank or other nominee, your nominee will exercise the subscription rights on your behalf in accordance with your instructions. Your nominee may establish a deadline that may be before the 5:00 p.m., New York time,          , 2008 expiration date that we have established for the rights offer.

Subscription by Participants in the Irwin 401k Plans

If you hold our common shares through one of the Irwin 401k Plans, you may exercise your basic subscription privilege with respect to those common shares that you hold through an Irwin 401k Plan (but not the oversubscription privilege) by electing what percentage (if any) of your subscription rights you would like to exercise and then communicating your election to Fidelity, the trustee and record keeper for each of the Irwin 401k Plans, in a timely manner using the specific election procedures prescribed in the materials that will be provided to you. Any election directing the exercise of subscription rights must be received by Fidelity not later than 4:00 p.m. New York time on       , 2008, or else it will be too late and will not be effective. This is a special deadline that applies to participants in the Irwin 401k Plans (notwithstanding the different deadline set forth in this prospectus for shareholders generally), and any subscription rights credited to your Irwin 401k Plan accounts will expire unless they are properly exercised by this special deadline for participants in the Irwin 401k Plans.

If you are a participant of an Irwin 401k Plan, you will be able to exercise your basic subscription privilege with respect to common shares you hold through an Irwin 401k Plan, but you will not have the opportunity to participate in the over-subscription privilege with respect to such shares, which is available to shareholders generally. If you wish to exercise your basic subscription privilege with respect to common shares you hold through an Irwin 401k Plan, you will need to provide direction to Fidelity in your Plan Participant Election Form to effect a reallocation among your current Irwin 401k Plan accounts in order to pay the subscription price. Fidelity will then exercise the subscription rights on your behalf and distribute the common shares received in exchange therefor into your relevant Irwin 401k Plan account.

Payment Method for Registered Holders

As described in the instructions accompanying the rights certificate, payments must be made in full in United States currency, in immediately available funds, by:

•	certified bank check or bank draft payable to Irwin Financial Corporation, drawn upon a U.S. bank;

•	postal, telegraphic or express money order payable to Irwin Financial Corporation; or

•	wire transfer of immediately available funds to account maintained by the subscription agent.

•	Personal checks are not accepted. Payment received after the expiration of the rights offer may not be honored, and the subscription agent will return your payment to you promptly, without interest or penalty.

You should read and follow the delivery and payment instructions accompanying the rights certificate. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO IRWIN. We will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed rights certificate and other subscription documents and payment of the full subscription amount. The risk of delivery of all documents and payments is borne by you or your nominee, not by the subscription agent or us.

The method of delivery of rights certificates and payment of the subscription amount to the subscription agent will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send subscription materials and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment prior to the expiration of the rights offer.

Missing or Incomplete Subscription Information

If you do not indicate the number of subscription rights being exercised, or the subscription agent does not receive the full subscription payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of subscription rights that may be exercised with the aggregate subscription payment you delivered to the subscription agent. If the subscription agent does not apply your full subscription payment to your purchase of our common shares, any excess subscription payment received by the subscription agent will be returned promptly, without interest or penalty.

Expiration Date and Amendments

The subscription period, during which you may exercise your subscription rights, expires at 5:00 p.m., New York time, on          , 2008, which is the expiration of the rights offer. If you do not exercise your subscription rights prior to that time, your subscription rights will expire and will no longer be exercisable. We will not be required to issue common shares to you if the subscription agent receives your rights certificate and subscription payment after that time, regardless of when the rights certificate and subscription payment were sent by you. We have the option to extend the rights offer and the period for exercising your subscription rights, although we do not presently intend to do so. We may extend the expiration of the rights offer by giving oral or written notice to the subscription agent prior to the expiration of the rights offer. If we elect to extend the expiration of the rights offer, we will issue a press release announcing such extension no later than 9:00 a.m., New York time, on the next business day after the most recently announced expiration of the rights offer. We reserve the right to amend or modify the terms of the rights offer.

Subscription Price

Our board of directors will form a pricing committee to determine the subscription price. The pricing committee will consider a number of factors, including the price at which our shareholders might be willing to participate in the rights offer, historical and current trading prices for our common shares, the need for liquidity and capital, negotiations with the standby purchasers, and the desire to provide an opportunity to our shareholders to participate in the rights offer on a pro rata basis. In conjunction with its review of these factors, our board of directors is currently reviewing our history and prospects, including our past and present earnings, our prospects for future earnings, our current financial condition and regulatory status, and a range of discounts to market value represented by the subscription prices in various prior rights offers of public companies. The subscription price will not necessarily be related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of our common shares to be offered in the rights offer. You should not assume or expect that, after the rights offer, our common shares will trade at or above the subscription price.

We cannot assure you that the market price of our common shares will not decline during or after the rights offer. We also cannot assure you that you will be able to sell common shares purchased during the rights offer at a price equal to or greater than the subscription price. We urge you to obtain a current quote for our common shares before exercising your subscription rights.

Conditions, Withdrawal and Termination

We reserve the right to withdraw the rights offer prior to the expiration of the rights offer for any reason. We may terminate the rights offer, in whole or in part, if at any time before completion of the rights offer there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offer that in the sole judgment of the independent members of our board of directors would or might make the rights offer or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offer. We may waive any of these conditions and choose to proceed with the rights offer even if one or more of these events occur. If we terminate the rights offer, in whole or in part, all affected subscription rights will expire without value, and all excess subscription payments received by the subscription agent will be returned promptly, without interest or penalty. If we cancel the rights offer, we will issue a press release notifying shareholders of the cancellation, and all subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

Subscription Agent

The subscription agent for this offering is The Colbent Corporation. The address to which subscription documents, rights certificates, subscription documents, and subscription payments other than wire transfers, should be mailed or delivered is:

By Mail:	By Hand or Overnight Courier:
The Colbent Corporation	The Colbent Corporation
Irwin Financial Corporation Rights Offer	Irwin Financial Corporation Rights Offer
Att: Corporate Actions	Att: Corporate Actions
P.O. Box 859208	161 Bay State Drive
Braintree, MA 02185-9208	Braintree, MA 02185-9208

You are solely responsible for completing delivery to the subscription agent of your subscription materials. The subscription materials are to be received by the subscription agent on or prior to 5:00 p.m., New York time, on , 2008. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent. If you deliver subscription materials in a manner different from those described in this prospectus, we may not honor the exercise of your subscription rights.

Information Agent

We have appointed D.F. King & Co., Inc. as information agent for the offering. Any questions regarding Irwin Financial Corporation’s rights offer or requests for additional copies of documents may be directed to D.F. King & Co., Inc., at (800) 735-3591 (toll free) Monday through Friday (except bank holidays), between 10:00 a.m. and 4:00 p.m., New York time. Banks and brokerage firms please call collect at (212) 269-5550.

Fees and Expenses

We will pay all fees charged by the subscription agent and information agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the subscription rights.

No Fractional Shares

We will not issue fractional shares. Fractional common shares resulting from the exercise of the basic subscription privileges and the over-subscription privileges will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

Notice to Nominees

If you are a broker, dealer, custodian bank or other nominee holder that holds our common shares for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of the rights offer as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owner, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should submit information and payment for shares. We expect that the exercise of subscription rights on behalf of beneficial owners may be made through the facilities of DTC. You may exercise individual or aggregate beneficial owner subscription rights by instructing DTC to transfer subscription rights from your account to the account of the subscription agent, together with certification as to the aggregate number of subscription rights exercised and the number of common shares subscribed for under the basic subscription privilege and the over-subscription privilege, if any, and your full subscription payment.

Beneficial Owners

If you do not hold certificates for our common shares you are a beneficial owner of our common shares. Instead of receiving a rights certificate, you will receive your subscription rights through a broker, dealer, custodian bank or other nominee. We will ask your broker, dealer, custodian bank or other nominee to notify you of the rights offer.

You should contact your broker, dealer, custodian bank or other nominee if you do not receive information regarding the rights offer, but believe you are entitled to subscription rights. We are not responsible if you do not receive notice by your broker, dealer, custodian bank or other nominee or if you do not receive notice in time to respond to your nominee by the deadline established by the nominee, which may be prior to 5:00 p.m. New York time, on          , 2008.

If you wish to exercise your subscription rights, you will need to have your broker, dealer, custodian bank or other nominee act for you. If you hold certificates for our common shares and received a rights certificate, but would prefer to have your broker, dealer, custodian bank or other nominee act for you, you should contact your nominee and request it to effect the transaction for you.

Irwin 401k Plan Participants

If you hold our common shares through either of the Irwin 401k Plans, Fidelity, as the 401k plan trustee and record keeper, is the record holder of those shares. Instead of receiving a rights certificate, you will receive your subscription rights through Fidelity, and if you choose to exercise your basic subscription privilege, you must direct Fidelity to implement your decision on your behalf. A “Plan Participant Election Form” will be provided to you to evidence your decision and to provide your direction to Fidelity. We will ask Fidelity, or a designee acting on Fidelity’s behalf, to notify you of the rights offer.

You should contact Fidelity if you do not receive information regarding the rights offer, but believe you are entitled to subscription rights through one of the Irwin 401k Plans. We are not responsible if you do not receive notice by Fidelity or its designee or if you do not receive notice in time to respond to Fidelity by the deadline established by Fidelity, which may be prior to 5:00 p.m. New York time, on          , 2008.

If you wish to exercise your basic subscription privilege with respect to common shares you hold through an Irwin 401k Plan, you will need to provide directions to Fidelity in your Plan Participant Election Form to effect a reallocation among your current Irwin 401k Plan accounts in order to pay the subscription price. Fidelity will then exercise the subscription rights on your behalf and distribute the common shares received in exchange therefor into your relevant Irwin 401k Plan account. See “— Method of Exercising Subscription Rights — Subscription by Participants in the Irwin 401k Plan.”

Non-Transferability of Subscription Rights

The subscription rights granted to you are non-transferable and, therefore, you may not sell, transfer or assign your subscription rights to anyone. The subscription rights will not be listed for trading on the New York Stock Exchange or any other stock exchange or market or on the OTC Bulletin Board. The common shares issuable upon exercise of the subscription rights will be listed on the New York Stock Exchange Market under the ticker symbol “IFC.”

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your subscription rights, including time of receipt and eligibility to participate in the rights offer. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us in our sole discretion. Neither we nor the subscription agent shall be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the rights offer, only when a properly completed and duly executed rights certificate and any other required documents and the full subscription payment have been received by the subscription agent. Our interpretations of the terms and conditions of the rights offer will be final and binding.

Escrow Arrangements; Return of Funds

The subscription agent will hold funds received in payment for our common shares in a segregated account pending completion of the rights offer. The subscription agent will hold this money in escrow until the rights offer is completed or is withdrawn and canceled. If the rights offer is canceled for any reason, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

Shareholder Rights

You will have no rights as a holder of our common shares you purchase in the rights offer, if any, until certificates representing our common shares are issued to you or until your account at your record holder is credited with the our common shares purchased in the rights offer. You will have no right to revoke your subscriptions once made in accordance with the procedures set forth in this prospectus.

Foreign Shareholders

We will not mail this prospectus or rights certificates to shareholders with addresses that are outside the United States or that have an army post office or foreign post office address. The subscription agent will hold these rights certificates for their account. To exercise subscription rights, our foreign shareholders must notify the subscription agent prior to 11:00 a.m., New York time, at least three business days prior to the expiration of the rights offer and demonstrate to the satisfaction of the subscription agent that the exercise of such subscription rights does not violate the laws of the jurisdiction of such shareholder.

No Revocation or Change

Once you submit the form of rights certificate to exercise any subscription rights, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase additional common shares at the subscription price.

Regulatory Limitation

We will not be required to issue to you our common shares pursuant to the rights offer if, in our opinion, you are required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control such shares and if, at the time the rights offer expires, you have not obtained such clearance or approval. If we elect not to issue shares in such case, such shares will become available to satisfy subscriptions pursuant to the over-subscription privilege.

Because we are a registered bank holding company, the Change in Bank Control Act of 1978 prohibits a person or group of persons “acting in concert” from acquiring “control” of us or Irwin Union Bank and Trust, our wholly-owned Indiana chartered bank subsidiary, unless the Federal Reserve Board has been given 60 days’ prior written notice of such proposed acquisition and within that time period the Federal Reserve Board has not issued a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued. An acquisition may be made prior to the expiration of the disapproval period if the Federal Reserve Board issues written notice of its intent not to disapprove the action. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of more than 10% of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act (such as our common shares) would, under the circumstances set forth in the presumption, constitute the acquisition of control.

In addition, any “company” would be required to obtain the approval of the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended (“BHCA”) before acquiring 25% (5% in the case of an acquiror that is a bank holding company) or more of our outstanding common shares, or such lesser number of our common shares as constitute control over our holding company.

Because we are a bank holding company incorporated in Indiana and Irwin Union Bank and Trust is an Indiana-chartered bank, the Indiana foreign bank holding company statute prohibits a non-Indiana bank holding company (including a company that only becomes a bank holding company upon acquisition of control of the bank at issue) from acquiring control of us or Irwin Union Bank and Trust unless the Indiana Department of Financial Institutions (the “DFI”) has approved the acquisition. Control is defined as owning 25% of the total, aggregated voting shares of the institution, controlling the election of a majority of directors or exercising a controlling influence over the management or policies of a bank or company, as determined by the Federal Reserve after notice and opportunity for hearing.

In addition, the Indiana change of bank control statute prohibits an investor, acting directly, indirectly or in concert with one or more other investors, from acquiring control of us or Irwin Union Bank and Trust unless the DFI has received an application by which the DFI is given 120 days prior written notice of the proposed change in control and within that time the DFI has issued a notice approving the proposed change in control. Control is defined as the power to vote at least 25% of any class of voting securities or to direct the management or policies of the bank or bank holding company.

Material U.S. Federal Income Tax Treatment of Rights Distribution

For U.S. federal income tax purposes, you should not recognize income or loss upon receipt or exercise of these subscription rights to purchase our common shares for the reasons described below in “Material U.S. Federal Income Tax Consequences.”

Listing

We expect that the common shares that we will issue upon exercise of the subscription rights will be listed for trading on the NYSE under the symbol “IFC” and we intend to apply for listing.

Outstanding Common Shares after the Rights Offer

As of          , 2008,          of our common shares were issued and outstanding. Assuming no other transactions by us involving our common shares, and no options for our common shares are exercised, prior to the expiration of the rights offer, if the rights offer is fully subscribed through the exercise of the subscription rights and/or the standby purchasers acquire all of the common shares not purchased by the holders of subscription rights before the expiration of the rights offer, then an additional          of our common shares will be issued and outstanding after the closing of the rights offer, for a total of           common shares outstanding. As a result of the rights offer, the ownership interests and voting interests of the existing shareholders that do not fully exercise their basic subscription privileges will be diluted.

In addition, we are in negotiations with certain holders of our trust preferred securities to exchange their trust preferred shares for common shares. If we complete the trust preferred exchange offer concurrently with the common shareholder rights offer, additional common shares will be issued to holders of the trust preferred shares. As a result of the exchange offer, the ownership interests and voting interests of all existing shareholders, even those that fully participate in the rights offer, and the standby purchasers, will be substantially diluted. We cannot determine the amount of dilution at this time.

DESCRIPTION OF THE COMMON SHARES

The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, our Restated Articles of Incorporation and our Code of By-Laws, as amended to date.

Common Shares

We are currently authorized to issue 200,000,000 common shares, no par value. There were           outstanding common shares as of as of          , 2008.

As of          , 2008, approximately           common shares were reserved for issuance upon the exercise of employee stock options (of which options to purchase an aggregate of           common shares currently were exercisable). The outstanding common shares currently are, and the common shares to be issued in the rights offer will upon issuance be, fully paid and non-assessable. Each common share has the same relative rights as, and is identical in all respects with, each other common share.

Dividend Rights

Holders of our common shares are entitled to receive such dividends as may be declared by our board of directors out of legally available funds, and to receive pro rata any assets distributable to holders of our common shares upon our liquidation.

On March 3, 2008, we announced that our board of directors voted to suspend the payment of dividends on our common, preferred and trust preferred securities. In addition, as a result of the written agreement with the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions, we are not permitted to (1) declare or pay any dividend without the prior approval of the Federal Reserve Bank of Chicago and Indiana Department of Financial Institutions, or (2) make any distributions of interest or principal on subordinated debentures or trust preferred securities, unless we obtain the prior written approval of the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions. There is no certainty that we will resume payments of dividends in the future.

Voting Rights

Holders of our common shares are entitled to vote for the election of directors and upon all other matters, which may be submitted to a vote of shareholders generally, with each share being entitled to one vote. Our common shareholders do not possess cumulative voting rights. This means that holders of more than 50% of our common shares (on a fully diluted basis) voting for the election of directors can elect all of the directors, and holders of the remaining shares will not be able to elect any directors.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of our holding company, the holders of our common shares would be entitled to receive, after payment or provision for payment of all our debts and liabilities, all of our assets available for distribution. Holders of our preferred shares may have a priority over the holders of common shares in the event of any liquidation or dissolution.

Other Rights

Common shareholders have no preemptive rights to purchase additional securities that may be issued by us in the future, although our common shareholders do have certain contingent preferred share purchase rights that may be triggered under our shareholder rights plan as discussed below. There are no redemption or conversion provisions applicable to our common shares, and common shareholders are not liable for any further capital call or assessment.

PRICE RANGE OF COMMON SHARES AND DIVIDENDS

Our common shares trade on the NYSE under the symbol “IFC.” As of          , 2008, there were           common shares issued and outstanding. As of          , 2008, there were           shareholders of record. The following table provides the high and low closing sales price per share during the periods indicated, as reported on the NYSE, and dividends paid per common share during such periods.

			Common Stock
	Low Sale Price	High Sale Price	Dividends

2008:
Fourth Quarter (through December 1, 2008)	$1.50	$4.00	—	(1)
Third Quarter	$2.35	$5.16	—	(1)
Second Quarter	$2.69	$6.61	—	(1)
First Quarter	$4.56	$11.49	—	(1)
2007:
Fourth Quarter	$7.35	$12.01	$0.12
Third Quarter	$9.53	$14.98	$0.12
Second Quarter	$14.75	$18.47	$0.12
First Quarter	$18.64	$22.94	$0.12
2006:
Fourth Quarter	$19.48	$22.94	$0.11
Third Quarter	$18.21	$19.96	$0.11
Second Quarter	$18.01	$21.00	$0.11
First Quarter	$19.14	$21.78	$0.11

(1)	On March 3, 2008, we announced that our board of directors voted to suspend the payment of dividends on our common, preferred and trust preferred securities.

The resumption of dividend payments and the amount of future dividends will depend on earnings, financial condition, capital requirements and other factors, and will be determined by our board of directors on a quarterly basis. For a discussion of our dividend policy, see Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

The last reported sale price of our common shares on December 1, 2008, as reported by the NYSE, was $1.70.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

This section describes the material United States federal income tax consequences of the ownership and exercise of the subscription rights acquired through the rights offer and the common shares received upon exercise of the subscription rights or, if applicable, upon exercise of the over-subscription privilege. This discussion is the opinion of Sullivan & Cromwell LLP, counsel to the Company. It applies to you only if you are a U.S. holder, acquire your subscription rights in the rights offer and you hold your subscription rights or common shares issued to you upon exercise of the subscription rights or, if applicable, the over-subscription privilege as capital assets for tax purposes. This section does not apply to you if you are not a U.S. holder or if you are a member of a special class of holders subject to special rules, including:

•	A financial institution,

•	A regulated investment company,

•	A real estate investment trust,

•	A dealer in securities,

•	A trader in securities that elects to use a mark-to-market method of accounting for securities holdings,

•	A tax-exempt organization,

•	An insurance company,

•	A person liable for alternative minimum tax,

•	A person that holds common shares as part of a straddle or a hedging or conversion transaction, or

•	A person whose functional currency is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

You are a U.S. holder if you are a beneficial owner of subscription rights or common shares and you are:

•	An individual citizen or resident of the United States,

•	A domestic corporation,

•	An estate whose income is subject to United States federal income tax regardless of its source, or

•	A trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) receives the subscription rights or holds the common shares received upon exercise of the subscription rights or the over-subscription privilege, the tax treatment of a partner in a partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor as to the U.S. federal income tax consequences of receiving, exercising and disposing of the subscription rights and acquiring, holding or disposing of the common shares.

You should consult your own tax advisor regarding the United States federal, state, local, non-U.S. and other tax consequences of owning, exercising and disposing of subscription rights and common shares in your particular circumstances.

This discussion addresses only United States federal income taxation.

Taxation of Subscription Rights

Receipt of Subscription Rights.  Your receipt of subscription rights pursuant to the rights offer should be treated as a nontaxable distribution with respect to your existing common shares for U.S. federal income tax purposes. The discussion below assumes that the receipt of subscription rights will be treated as a nontaxable distribution.

If the fair market value of the subscription rights you receive is less than 15% of the fair market value of your existing common shares on the date you receive the subscription rights, the subscription rights will be allocated a zero basis for U.S. federal income tax purposes, unless you elect to allocate basis between your existing common shares and the subscription rights in proportion to the relative fair market values of the existing common shares and the subscription rights determined on the date of receipt of the subscription rights. If you choose to allocate basis between your existing common shares and the subscription rights, you must make this election on a statement included with your tax return for the taxable year in which you receive the subscription rights. Such an election is irrevocable.

On the other hand, if the fair market value of the subscription rights you receive is 15% or more of the fair market value of your existing common shares on the date you receive the subscription rights, then you must allocate your basis in your existing common shares between the existing common shares and the subscription rights you receive in proportion to their fair market values determined on the date you receive the subscription rights.

Your holding period in a subscription right will include your holding period in the common shares with respect to which the subscription right was distributed.

Exercise of Subscription Rights or Over-Subscription Privilege.  Generally, you will not recognize gain or loss on the exercise of a subscription right or over-subscription privilege. Your tax basis in a new common share acquired when you exercise a subscription right will be equal to your adjusted tax basis in the subscription right or over-subscription privilege plus the subscription price. The holding period of a common share acquired when you exercise your subscription right will begin on the date of exercise.

Acquisition of Common Shares through Exercise of Over-Subscription Privilege.  If you acquire common shares through exercise of the over-subscription privilege, your basis in such shares will generally be equal to the subscription price you paid for such shares. The holding period with respect to such common shares will commence on the day after the acquisition of the common shares.

Not Exercising Subscription Rights.  If you do not exercise your subscription rights, you should not recognize a capital loss for United States federal income tax purposes and any portion of the tax basis in your existing common shares previously allocated to the subscription right not exercised will be re-allocated to the existing common shares.

Taxation of Common Shares

Distributions.  Distributions with respect to common shares acquired upon exercise of subscription rights will be taxable as dividend income when actually or constructively received to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of your adjusted tax basis in such common shares and thereafter as capital gain.

Subject to certain exceptions for short-term and hedged positions, distributions constituting dividend income received by certain non-corporate U.S. holders, including individuals, in respect of the common shares in taxable years beginning before January 1, 2011 are generally taxed at a maximum rate of 15%. Similarly, subject to similar exceptions for short-term and hedged positions, distributions on the common shares constituting dividend income paid to holders that are domestic corporations generally will qualify for the dividends-received deduction. You should consult your own tax advisor regarding the availability of the reduced dividend tax rate and the dividends-received deduction in light of your particular circumstances.

Dispositions.  If you sell or otherwise dispose of the common shares, you will generally recognize capital gain or loss equal to the difference between the amount you realize and your adjusted tax basis in the common shares. Such capital gain or loss will be long-term capital gain or loss if your holding period for the common shares is more than one year. Long-term capital gain of a non-corporate U.S. holder, including individuals, that is recognized in taxable years beginning before January 1, 2011 is generally taxed at a maximum rate of 15%. The deductibility of net capital losses is subject to limitations.

Information Reporting and Backup Withholding

For non-corporate U.S. holders, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to the payment of dividends on the common shares and the payment of the proceeds from the sale or redemption of common shares.

Additionally, backup withholding will apply to such payments if a non-corporate U.S. holder fails to provide an accurate taxpayer identification number, is notified by the Internal Revenue Service that it has failed to report all dividends required to be shown on its federal income tax returns, or in certain circumstances, fails to comply with applicable certification requirements.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by timely filing a refund claim with the Internal Revenue Service.

PLAN OF DISTRIBUTION

As soon as practicable after the record date for the rights offer, we will distribute the subscription rights and rights certificates to individuals who owned our common shares at 5:00 p.m., New York time, on          , 2008. If you wish to exercise your subscription rights and purchase our common shares, you should complete the subscription materials and payment for the shares to the subscription agent, The Colbent Corporation, at the following address:

By Mail:	By Hand or Overnight Courier:
The Colbent Corporation	The Colbent Corporation
Irwin Financial Corporation Rights Offer	Irwin Financial Corporation Rights Offer
Att: Corporate Actions	Att: Corporate Actions
P.O. Box 859208	161 Bay State Drive
Braintree, MA 02185-9208	Braintree, MA 02185-9208

See “The Rights Offer — Method of Exercising Subscription Rights.”

The standby purchases are subject to conditions. See “Questions and Answers Relating to the Rights Offer — Are there any conditions to the standby commitments?”

Cummins Inc. and John L. Vogelstein executed a lock-up agreement pursuant to which they agreed not to transfer or dispose of the common shares purchased pursuant to their standby commitments, including by means of any hedging or short sale transactions for a period of time. Cummins Inc. and John L. Vogelstein are free to sell shares, subject to applicable securities laws, (i) with respect to 25% of any shares they purchase, 60 days after the closing date of the rights offer, (ii) with respect to 50% of any shares they purchase, 120 days after the closing date of the rights offer, (iii) with respect to 75% of any shares they purchase, 180 days after the closing date of the rights offer and (iv) with respect to the remainder of any shares they purchase, 240 days after the closing date of the rights offer. These lock-up agreements contain a clause whereby we promise that Cummins’ and John Vogelstein’s lock-up agreements will not be any more restrictive than any other lock-up or similar agreement agreed to in connection with the proposed exchange of our trust preferred securities for common shares.

We have engaged Stifel, Nicolaus & Company, Incorporated, a broker-dealer registered with the Financial Industry Regulatory Authority, as our financial and marketing advisor. As compensation for its services, upon completion of the rights offer, we have agreed to pay Stifel, Nicolaus & Company, Incorporated $500,000.

Stifel, Nicolaus & Company, Incorporated has also served as our financial advisor in connection with the asset dispositions we completed in July 2008. We paid Stifel, Nicolaus & Company, Incorporated $3.6 million of compensation for is services in connection with those transactions.

EXPERTS

The consolidated financial statements of Irwin Financial Corporation at December 31, 2007 and 2006, and for each of the two years in the period ended December 31, 2007, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated statements of income, shareholders’ equity and cash flows of Irwin Financial Corporation for the year ended December 31, 2005, incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND INFORMATION

This prospectus is a part of a Registration Statement on Form S-3 filed by us with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits to the registration statement and documents incorporated by reference. Statements contained in this prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

We file periodic reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also inspect and copy these materials at the public reference facilities of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information.

Each holder of the trust securities will receive a copy of our annual report at the same time as we furnish the annual report to the holders of our common stock.

DOCUMENTS INCORPORATED BY REFERENCE

We “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you through those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference and some information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below:

(a) our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on March 14, 2008 (File No. 001-16691);

(b) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed with the SEC on May 7, 2008 (File No. 001-16691);

(c) our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed with the SEC on August 7, 2008 (File No. 001-16691);

(d) our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed with the SEC on November 10, 2008 (File No. 001-16691);

(e) our Current Reports on Form 8-K filed with the SEC on January 3, 2008; January 29, 2008; February 11, 2008; March 3, 2008; May 6, 2008; July 23, 2008; July 24, 2008 (as amended by the amendment filed on August 8, 2008); July 25, 2008; July 31, 2008; August 6, 2008; September 16, 2008; September 22, 2008; October 1, 2008; October 14, 2008; October 15, 2008; and November 7, 2008.

(f) the description of our common shares, which is registered under Section 12 of the Securities Exchange Act, in our Registration Statement on Form S-1 on February 14, 2002, including any subsequently filed amendments and reports updating such description.

We also incorporate by reference any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and before the time that all of the securities offered in this prospectus are sold.

You may request, and we will provide, a copy of any or all of these filings at no cost by contacting Suzie Singer, our Corporate Communications Officer, at Irwin Financial Corporation, 500 Washington Street, Columbus, Indiana 47201, or by calling (812) 376-1909.

We file periodic reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also inspect and copy these materials at the public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information.

COMMON SHARES

IRWIN FINANCIAL CORPORATION

PROSPECTUS

          , 2008

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 2, 2008

PROSPECTUS

Irwin Financial Corporation

Common Shares

This prospectus relates to the offer and sale from time to time of up to an aggregate of          of our common shares by the selling shareholders named herein, including shares that have been issued to the selling shareholders in transactions exempt from the registration requirements of the Securities Act of 1933, as amended. If we distribute to our shareholders subscription rights to purchase our common shares in a rights offer, the selling shareholders have severally agreed to provide standby commitments to acquire common shares that are not subscribed for in such rights offer. In connection therewith, we agreed to register common shares acquired pursuant to such standby commitments for resale by the selling shareholders.

The prices at which the selling shareholders may sell the shares will be determined by prevailing market prices or through privately-negotiated transactions. We will not receive any proceeds from the sale of the common shares offered herein. The registration of these shares does not necessarily mean the selling stockholders will offer or sell all or any of these shares. The methods of resale offered hereby are described under the heading of “Plan of Distribution.”

Our common shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “IFC.” The closing price of our common shares on the NYSE on December 1, 2008 was $1.70 per share.

You should carefully read this prospectus and any applicable prospectus supplement prepared by us, together with the documents we incorporate by reference, before you invest in our common shares.

INVESTING IN OUR COMMON SHARES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER THE RISK FACTORS DESCRIBED IN OUR QUARTERLY REPORT ON FORM 10-Q FOR THE PERIOD ENDED SEPTEMBER 30, 2008 AND IN THE DOCUMENTS WE INCORPORATE HEREIN BY REFERENCE.

These securities are not deposits, savings accounts or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. None of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve, the Office of Thrift Supervision, the Indiana Department of Financial Institutions or any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2008.

i

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement with respect to this offering filed by us with the Securities and Exchange Commission (the “SEC”). This prospectus may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus and in the documents referred to in this prospectus and which are made available to the public. Neither we or the selling shareholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

Neither we nor the selling shareholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in the prospectus or any applicable prospectus supplement prepared by us or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus does not constitute an offer, or an invitation on our behalf, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. You can identify these statements from our use of the words “plan,” “forecast,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “is likely,” “will,” and similar expressions. These forward-looking statements may include, among other things:

•	statements and assumptions relating to financial performance;

•	statements relating to the anticipated effects on results of operations or financial condition from recent or future developments or events;

•	statements relating to our business and growth strategies and our regulatory capital levels;

•	the expected timing for completion of the transactions described herein;

•	the expected effect of the restructuring and this offering on the Corporation’s balance sheet, profitability, liquidity, and capital ratios;

•	statements relating to our participation in the U.S. Treasury Department’s Capital Purchase Program and its potential effect on our regulatory capital levels; and

•	any other statements, projections or assumptions that are not historical facts.

We qualify any forward-looking statements entirely by these and the following cautionary factors:

Actual future results may differ materially from our forward-looking statements and we qualify all forward-looking statements by various risks and uncertainties we face, as well as the assumptions underlying the statements, including the following, cautionary factors: difficulties in raising capital through this rights offer and in effectuating a recapitalization through a proposed exchange of trust preferred securities for common shares, including the failure of shareholders to participate in the rights offer, or the failure to satisfy the conditions that require the standby purchasers to purchase common shares; difficulties in completing the transactions for the disposition of our home equity business including selling or otherwise reducing risk associated with home equity loans on our balance sheet, or the completion of due diligence satisfactory to potential purchasers; failure to obtain any necessary regulatory approvals, third-party consents or bondholder consents for any dispositions or other transactions; satisfying conditions necessary to release purchase price proceeds from escrow; obtaining the desired tax treatment for any dispositions; competition from other financial service providers for experienced managers as well as for customers; potential deterioration or effects of general or regional economic conditions, particularly in sectors relating to real estate and/or mortgage lending, small business lending, and franchise restaurants finance; participation or lack of participation in governmental programs implemented under the Emergency Economic Stabilization Act of 2008, including without limitation the Troubled Asset Relief Program and the Capital Purchase Program, and the impact of such programs and related regulations on us and on national and local economic and financial markets and conditions; fluctuations in housing prices; potential effects related to the company’s decision to suspend the payment of dividends on its common, preferred and trust preferred securities; potential changes in direction, volatility and relative movement (basis risk) of interest rates, which may affect consumer demand for our products and the management and success of our interest rate risk management strategies; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force; the relative profitability of our lending and deposit operations; the valuation and management of our portfolios, including the use of external and internal modeling assumptions we embed in the valuation of those portfolios and short-term swings in the valuation of such portfolios; borrowers’ refinancing opportunities, which may affect the prepayment assumptions used in our valuation estimates and which may affect loan demand; unanticipated deterioration in the credit quality or collectability of our loan and lease assets, including higher-than-expected increases in non-performing assets or charge-offs; deterioration resulting from the effects of natural disasters; levels of future repurchases of residential mortgage, home equity, or other loans or leases due to alleged violations of representations and warranties we made when selling these loans and leases to the secondary market or in securitizations; unanticipated deterioration or changes in estimates of the carrying value of our other assets, including securities; difficulties in delivering products to the secondary market as planned; difficulties in expanding our business; difficulty in obtaining or retaining deposit or other funding sources as needed, including the loss of public fund deposits should our state-chartered bank subsidiary become less than well-capitalized, and other constraints resulting from regulatory actions; competition from other financial service providers for experienced managers as well as for customers; changes in the value of our lines of business, subsidiaries, or companies in which we invest; changes in variable compensation plans related to the performance and valuation of lines of business where we tie compensation systems to line-of-business performance; unanticipated lawsuits or outcomes in litigation; legislative or regulatory changes, including changes in laws, rules or regulations that affect tax, consumer or commercial lending, corporate governance and disclosure requirements, and other laws, rules or regulations affecting the rights and responsibilities of our holding company, state-chartered bank or federal savings bank subsidiaries; regulatory actions that impact our holding company, bank or thrift, including the written agreement the company and its state-chartered bank subsidiary, Irwin Union Bank and Trust Company, entered into with the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions on October 10, 2008, and the written agreement the company’s federal savings bank subsidiary, Irwin Union Bank, F.S.B., entered into with the Office of Thrift Supervision on the same day; changes in the interpretation and application of regulatory capital or other rules; the availability of resources to address changes in laws, rules or regulations or to respond to regulatory actions; changes in applicable accounting policies or principles or their application to our businesses or final audit adjustments, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; the final disposition of our remaining assets and obligations relating to the lines of business we have exited or are exiting, including the mortgage banking segment, small ticket commercial leasing segment and home equity segment; or governmental changes in monetary or fiscal policies.

In addition, our past results of operations are not necessarily indicative of our future results. We discuss these and other uncertainties in the “Risk Factors” section in Amendment No. 1 to the Registration Statement on Form S-3 filed on December 2, 2008 and in Irwin’s Annual Report on Form 10-K for the year ended December 31, 2007 and Form 10-Q for the quarter ended September 30, 2008, as well as in any future filings we may make that may be incorporated by reference herein. For information on the documents we are incorporating by reference and how to obtain a copy, please see “Where You Can Find More Information” in this prospectus. We undertake no obligation to update publicly any of these statements in light of future events, except as required in subsequent reports we file with the Securities and Exchange Commission (“SEC”).

SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and may not contain all of the information that is important to you. We encourage you to read this prospectus, the risk factors described in the “Risk Factors” section of our Quarterly Report on Form 10-Q for the period ended September 30, 2008, our Registration Statement on Form S-3 filed on December 2, 2008 and in the other documents we incorporate herein by reference, and the documents identified under the heading “Where You Can Find More Information” of this prospectus, in their entirety. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Irwin,” “we,” “us,” “our,” the “Corporation” or similar references mean Irwin Financial Corporation and its subsidiaries.

Irwin Financial Corporation

We are a bank holding company headquartered in Columbus, Indiana. We seek to create competitive advantage within the banking industry by serving small businesses with lending, leasing, deposit and advisory services, as well as consumers in the neighborhoods surrounding our bank branches. As a result of the restructuring transactions that we announced in July 2008, we streamlined our lines of business to focus on commercial banking and franchise finance. We also service a portfolio of home equity loans originated under a previous strategy. We continue to take steps to exit our home equity business through the sale or run-off of our home equity loan portfolio and the sale or managed reduction of the servicing platform as appropriate based on the run-off of loans.

Our business model is based on funding the activities of our commercial banking and franchise finance primarily through deposits gathered through our bank branches and borrowings from the Federal Home Loan Bank, although we are pursuing ways to diversify our funding sources. We operate two depository institution subsidiaries — Irwin Union Bank and Trust Company, a commercial bank that was organized in 1871, and Irwin Union Bank, F.S.B., a federal savings bank that was organized in 2000. We formed the holding company in 1972. Other direct and indirect major subsidiaries include Irwin Franchise Capital Corporation, our franchise finance subsidiary and Irwin Home Equity Corporation, a consumer home equity servicing company.

In commercial banking, we provide a full line of banking services to small businesses and consumers in the communities and neighborhoods served by our bank branch locations. Through this approach, we provide small businesses in our communities with the advice, credit, and other banking products that meet their needs and help them to grow, which large national banks are often unable to do in a flexible and cost effective manner. We focus on small businesses because our understanding of these customers’ needs and our ability to meet those needs creates added value that permits us not to have to compete primarily on price. We also provide a full line of banking services to consumers in the communities and neighborhoods served by our bank branch locations.

Our franchise finance line of business also focuses on small businesses — the owners and operators of leading quick service and casual dining restaurant concepts in the U.S. We have our own direct sales force that establishes relationships with seasoned multi-unit franchise operators by offering service and responsiveness that is superior to the competition (primarily GE Capital, the dominant lender in the franchise business). These multi-unit operators often seek to diversify their financing sources. We believe we have built a good brand as an alternative to GE Capital in this business. In post-closing surveys, 93% of our customers said Irwin Franchise Capital Corporation delivered on its promises and 99% said they would do business with Irwin again.

The combination of commercial banking and franchise finance allows us to diversify our revenues, credit risk, and application of capital across borrower types and across geographic regions. Such diversification is a key part of our risk management. Within commercial banking, our customers have different growth and risk profiles in the Midwest and Western U.S. These markets perform differently due to differences in local economies, affecting both the demand for and the credit quality of our loans. Our franchise finance customers are well diversified across the entire country and among leading franchise concepts.

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The Rights Offer and Standby Commitments

We filed with the SEC a registration statement on Form S-3 with respect to a rights offer (the “Rights Offer”) and our common shares to be issued pursuant to the Rights Offer. In the Rights Offer, our shareholders receive subscription rights that contain (1) a basic subscription privilege that entitles the shareholder to subscribe and purchase          of our common shares at $      per share for each share that such shareholder owns at the record date and (2) an over-subscription privilege that entitles the shareholder to purchase a portion of our common shares that are not purchased by our other shareholders through the exercise of their basic subscription privileges, at the same subscription price of $      per share, subject to proration and adjustment and subject, further, to reduction by us in certain circumstances.

In connection with the Rights Offer, we have separately entered into standby purchase agreements with Cummins Inc. (“Cummins”), William I. Miller (our chairman and chief executive officer), Catherine G. Miller (a sister of William I. Miller), Elizabeth G. Miller (a sister of William I. Miller), Henry B. Schacht (a former chief executive officer of Cummins and Lucent Inc.), John L. Vogelstein (a former vice chairman of Warburg Pincus LLP) and Rodman Moorhead (a retired partner of Warburg Pincus LLP), pursuant to which these investors have severally agreed to acquire from us, at the same subscription price offered to shareholders, any common shares that are not subscribed for pursuant to the exercise of subscription rights, subject to a maximum amount set forth in each investor’s standby purchase agreement.

In connection with the Rights Offer, we agreed to provide the selling shareholders with registration rights with respect to the common shares purchased, with the intended effect of such registration rights being to provide the selling shareholders with the ability to make registered sales of such common shares. This prospectus is being filed in connection with such registration.

The selling shareholders and we also agreed to provide one another with certain indemnification rights in connection with such registration.

Our standby purchase agreement with Cummins further provides that Cummins will have the right to appoint one director to our board of directors so long as it holds five percent or more of our total issued and outstanding common shares.

William I. Miller currently sits on the board of directors of Cummins and has agreed to resign from that position if Cummins exercises its standby commitment in full or in part.

Upon completion of the Rights Offer, the maximum aggregate amount of common shares that the standby purchasers may acquire equals           common shares.

The Shares Offered in This Prospectus

Common Shares offered	common shares

Use of Proceeds	All of our common shares being offered under this prospectus are being sold by the selling shareholders. Accordingly, we will not receive any proceeds from the sale of these shares.

Listing of Common Shares	Our common shares are listed on The New York Stock Exchange under the symbol “IFC.”

2

SELLING SHAREHOLDERS

This prospectus relates to the disposition from time to time by the selling shareholders listed below of up to the number of common shares listed in the table below. Our common shares offered by this prospectus were issued to the selling shareholders as standby purchasers of our common shares not subscribed in the Rights Offer. In the standby purchase agreements relating to the Rights Offer, we agreed to file this prospectus, registering for resale our common shares acquired by the selling shareholders.

We will not receive any proceeds from the disposition of our common shares by the selling shareholders. We will pay all expenses relating to the registration of the shares with the SEC.

The following table sets forth for the selling shareholders:

•	the number and percent of our common shares that each selling shareholder beneficially owned prior to the offering for resale of the shares under this prospectus;

•	the number of our common shares registered for sale for the account of each selling shareholder under this prospectus; and

•	the number and percent of our common shares to be beneficially owned by each selling shareholder after the completion of the offering (assuming all of the shares covered hereby are sold by the selling shareholders).

The number of shares in the column “Number of Shares Being Offered” represents all of the shares that the selling shareholders may dispose of under this prospectus. We do not know how long the selling shareholders will hold the shares before disposing of them or of how many shares they will dispose. See “Summary — The Rights Offer and Standby Commitments” for a description of certain restrictions on the ability of the selling shareholders to sell our common shares purchased in connection with the Rights Offer.

This table is prepared solely based on information supplied to us by the selling shareholders and assumes the sale of all of our common shares covered hereby. Because the selling shareholders may sell all or some of the shares offered by this prospectus, and because there are currently no agreements, arrangements or understandings for the sale of any such shares, we cannot estimate the number of shares that will be held by the selling shareholders after completion of the offering. Unless set forth herein, the selling shareholders have not had, during the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates. The applicable percentages of beneficial ownership are based on an aggregate of           of our common shares issued and outstanding as of          , 2008.

	Shares			Shares
	Beneficially			Beneficially
	Owned Prior		Number of	Owned After
	to Offering		Shares Being	Offering
Shareholders	Number(1)	Percent	Offered	Number(2)	Percent

Cummins, Inc. One American Square, Suite 1800 Indianapolis, Indiana 46282
William I. Miller(3) 500 Washington Street Columbus, Indiana 47102
Catherine G. Miller(4) P.O. Box 6603 Hamden, Connecticut 06517
Elizabeth G. Miller(4) P.O. Box 175 Pound Ridge, New York 10576
Henry B. Schacht 1150 5th Avenue New York, New York 10128

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	Shares			Shares
	Beneficially			Beneficially
	Owned Prior		Number of	Owned After
	to Offering		Shares Being	Offering
Shareholders	Number(1)	Percent	Offered	Number(2)	Percent

John L. Vogelstein New Providence Asset Management LP 650 5th Avenue, Floor 16 New York, New York 10019
Rodman Moorhead Warburg Pincus 466 Lexington Avenue, Floor 10 New York, New York 10017

(1)	Assumes the selling shareholders purchase the maximum number of shares set forth in their standby purchase agreements.

(2)	Assumes the selling shareholders (i) dispose of all the common shares covered by this prospectus and (ii) do not acquire any additional common shares.

(3)	Chairman and CEO of Irwin Financial Corporation; Director of Cummins, Inc. since 1989; however, Mr. Miller has agreed to resign from that position if Cummins exercises its standby commitment in full or in part.

(4)	Sister of William I. Miller

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DESCRIPTION OF THE COMMON SHARES

The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, our Restated Articles of Incorporation and our Code of By-Laws, as amended to date.

Common Shares

We are currently authorized to issue 200,000,000 common shares, no par value. There were           outstanding common shares as of as of          , 2008.

As of          , 2008, approximately           common shares were reserved for issuance upon the exercise of employee stock options (of which options to purchase an aggregate of           common shares currently were exercisable). The outstanding common shares currently are, and the common shares to be issued in the Rights Offer will upon issuance be, fully paid and non-assessable. Each common share has the same relative rights as, and is identical in all respects with, each other common share.

Dividend Rights

Holders of our common shares are entitled to receive such dividends as may be declared by our board of directors out of legally available funds, and to receive pro rata any assets distributable to holders of our common shares upon our liquidation.

On March 3, 2008, we announced that our board of directors voted to suspend the payment of dividends on our common, preferred and trust preferred securities. In addition, as a result of the written agreement with the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions, we are not permitted to (1) declare or pay any dividend without the prior approval of the Federal Reserve Bank of Chicago and Indiana Department of Financial Institutions, or (2) make any distributions of interest or principal on subordinated debentures or trust preferred securities, unless we obtain the prior written approval of the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions. There is no certainty that we will resume payments of dividends in the future.

Voting Rights

Holders of our common shares are entitled to vote for the election of directors and upon all other matters which may be submitted to a vote of shareholders generally, with each share being entitled to one vote. Our common shareholders do not possess cumulative voting rights. This means that holders of more than 50% of our common shares (on a fully diluted basis) voting for the election of directors can elect all of the directors, and holders of the remaining shares will not be able to elect any directors.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of our holding company, the holders of our common shares would be entitled to receive, after payment or provision for payment of all our debts and liabilities, all of our assets available for distribution. Holders of our preferred shares may have a priority over the holders of common shares in the event of any liquidation or dissolution.

Other Rights

Common shareholders have no preemptive rights to purchase additional securities that may be issued by us in the future, although our common shareholders do have certain contingent preferred share purchase rights that may be triggered under our shareholder rights plan as described in our Form 8-A filed on March 2, 2001. There are no redemption or conversion provisions applicable to our common shares, and common shareholders are not liable for any further capital call or assessment.

5

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax consequences relevant to the purchase, ownership, and disposition of the common shares. This discussion is the opinion of Sullivan & Cromwell LLP, counsel to the Company, and is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. Other federal tax consequences (such as estate and gift tax consequences) and state, local and foreign tax consequences are not summarized, nor are tax consequences to special classes of investors including, but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, dealers in securities, persons liable for the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons that will hold the common shares as a position in a hedging, “straddle” or “conversion transaction” or other risk reduction transaction, and United States holders (as defined below) whose functional currency for tax purposes is not the U.S. dollar. Tax consequences may vary depending upon the particular status of an investor. This discussion is limited to taxpayers who will hold the common shares as “capital assets”.

Please consult your own tax advisor concerning the consequences of owning the common shares in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

You are a U.S. holder if you are a beneficial owner of common shares and you are:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

A “non-U.S. holder” is a beneficial owner of the common shares that is not a United States person for U.S. federal income tax purposes.

Distributions

Distributions with respect to our common shares will be taxable as dividend income when actually or constructively received to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to common shares exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of your adjusted tax basis in such common shares and thereafter as capital gain.

U.S. Holders

Subject to certain exceptions for short-term and hedged positions, distributions constituting dividend income received by certain non-corporate U.S. holders, including individuals, in respect of the common shares in taxable years beginning before January 1, 2011 are generally taxed at a maximum rate of 15%. Similarly, subject to similar exceptions for short-term and hedged positions, distributions on the common shares constituting dividend income paid to holders that are domestic corporations generally will qualify for the dividends received deduction. You should consult your own tax advisor regarding the availability of the reduced dividend tax rate and the dividends received deduction in light of your particular circumstances.

6

Non-U.S. Holders

Except as described below, if you are a non-U.S. holder of common shares, dividends paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or another payor:

•	a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, your status as (or, in the case of a United States alien holder that is an estate or trust, such forms certifying the status of each beneficiary of the estate or trust as) a non-United States person and your entitlement to the lower treaty rate with respect to such payments, or

•	in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of United States federal withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the Internal Revenue Service.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

•	you are a non-United States person, and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations.

If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Dispositions

U.S. Holders

If you are a U.S. holder and you sell or otherwise dispose of the common shares, you will generally recognize capital gain or loss equal to the difference between the amount you realize and your adjusted tax basis in the shares. Such capital gain or loss will be long-term capital gain or loss if your holding period for the shares is more than one year. Long-term capital gain of a non-corporate United States holder that is recognized in taxable years beginning before January 1, 2011 is generally taxed at a maximum rate of 15%. The deductibility of net capital losses is subject to limitations.

Non-U.S. Holders

If you are a non-U.S. holder, you generally will not be subject to United States federal income tax on gain that you recognize on a disposition of common shares unless:

•	the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is

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required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis,

•	you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist, or

•	we are or have been a United States real property holding corporation for federal income tax purposes and you hold, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of our common stock and you are not eligible for any treaty exemption.

We have not been, are not and do not anticipate becoming a United States real property holding corporation for United States federal income tax purposes.

If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Information reporting and backup withholding

U.S. Holders

For non-corporate U.S. holders, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to the payment of dividends on common shares and the payment of the proceeds from the sale or redemption of shares.

Additionally, backup withholding will apply to such payments if a non-corporate United States holder fails to provide an accurate taxpayer identification number, is notified by the Internal Revenue Service that it has failed to report all dividends required to be shown on its federal income tax returns, or in certain circumstances, fails to comply with applicable certification requirements.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by timely filing a refund claim with the Internal Revenue Service.

Non-U.S. Holders

If you are a non-U.S. holder, you are generally exempt from backup withholding with respect to

•	dividend payments on the common shares and

•	the payment of the proceeds from the sale (including a redemption) of the common shares effected at a United States office of a broker,

as long as:

•	the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

•	a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are (or, in the case of a non-U.S. holder that is an estate or trust, such forms certifying that each beneficiary of the estate or trust is) a non-United States person, or

•	other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury Regulations, or

•	you otherwise establish an exemption.

Information reporting will generally apply to dividend payments.

Payment of the proceeds from the sale of common shares effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale or redemption of common

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shares that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale or redemption is mailed to you at a United States address, or

•	the sale or redemption has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of common shares will be subject to information reporting if it is effected at a foreign office of a broker that is:

•	a United States person,

•	a controlled foreign corporation for United States tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by timely filing a refund claim with the Internal Revenue Service.

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PLAN OF DISTRIBUTION

The selling shareholders may sell from time to time our common shares listed under “Number of Shares Being Offered” in the “Selling Shareholders” table above. Sales by the selling shareholders may be made on The New York Stock Exchange, in the over-the-counter market or otherwise. The timing and amount of sales will likely depend on market conditions and other factors. The sale prices may be market prices prevailing at the time of sale, negotiated prices or fixed prices. Sales may involve:

•	sales to underwriters who will acquire shares for their own account and resell them;

•	cross or block transactions in which a broker or dealer will attempt to sell the shares as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;

•	purchases and resales by a broker or dealer as principal for its own account;

•	an exchange distribution or special offering in accordance with the rules of any stock exchange on which our common shares are listed;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	a transaction in which a broker-dealer agrees with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

•	transactions in the over-the-counter market;

•	means other than established trading markets, including direct sales of the shares to purchasers or sales of the shares effected through agents;

•	transactions in options, swaps, or other derivatives that may not be listed on an exchange;

•	the creation or settlement of hedging transactions;

•	privately negotiated transactions;

•	transactions to cover short sales;

•	any other transaction permitted pursuant to applicable law; or

•	any combination of the transactions set forth above.

In connection with the resale of our common shares, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of our common shares and deliver common shares to close out such short positions, or loan or pledge common shares to broker-dealers that in turn may sell such securities. Such transactions may be effected by the selling shareholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The selling shareholders may effect such transactions by selling the securities to or through broker-dealers and such broker-dealers may receive compensation in the form of discounts or commissions from the selling shareholders and may receive commissions from the purchasers of the securities for whom they may act as agent (which discounts or commissions from the selling shareholders or such purchasers will not exceed those customary in the type of transactions involved).

Any broker-dealers that participate with the selling shareholders in the distribution of our common shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions or discounts received by such broker-dealers and any profit on the resale of the securities by such broker-dealers might be deemed to be underwriting discounts and commissions under such act.

If the selling shareholders engage an underwriter in connection with the sale of the shares, to the extent required, this prospectus will be supplemented to describe the number of shares being offered and the terms of the offering, including the names of the underwriters, the public offering price, and any compensation to underwriters, dealers or agents. We know of no existing agreements, arrangements or understandings by the selling shareholders for the distribution of the shares of our common stock covered by the prospectus.

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In connection with the Rights Offer, we entered into a lock-up agreement with each of Cummins and John Vogelstein pursuant to which Cummins and John Vogelstein agreed not to transfer or dispose of the common shares purchased pursuant to their standby commitments, including by means of any hedging or short sale transactions, for a period of time. Cummins and John Vogelstein are free to sell shares, subject to applicable securities laws, (i) with respect to 25% of any shares they purchase, 60 days after the closing date of the Rights Offer, (ii) with respect to 50% of any shares they purchase, 120 days after the closing date of the Rights Offer, (iii) with respect to 75% of any shares they purchase, 180 days after the closing date of the Rights Offer and (iv) with respect to the remainder of any shares they purchase, 240 days after the closing date of the Rights Offer. These lock-up agreements contain a clause whereby the Company promises that Cummins’ and John Vogelstein’s lock-up agreements will not be any more restrictive than any other lock-up or similar agreement agreed to in connection with the proposed exchange of the Company’s trust preferred securities for common shares.

We have agreed to pay agent fees and commissions, and fees and disbursements of our counsel and accountants, as well as all registration and filing fees and all printing costs incurred in connection with the offering.

We have agreed to indemnify the selling shareholders against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the selling shareholders may be required to make for these liabilities.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a Registration Statement on Form S-3 filed by us with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits to the registration statement and documents incorporated by reference. Statements contained in this prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

We file periodic reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also inspect and copy these materials at the public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information.

We “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you through those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference and some information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on March 14, 2008 (File No. 001-16691);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008, filed with the SEC on May 7, 2008, August 7, 2008 and November 10, 2008 respectively (File No. 001-16691);

•	our Current Reports on Form 8-K filed with the SEC on January 3, 2008; January 29, 2008; February 11, 2008; March 3, 2008; May 6, 2008; July 23, 2008; July 24, 2008 (as amended by the amendment filed on August 8, 2008); July 25, 2008; July 31, 2008; August 6, 2008; September 16,

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2008; September 22, 2008; October 1, 2008; October 14, 2008; October 15, 2008; and November 7, 2008; and

•	the description of our common shares, which are registered under Section 12 of the Securities Exchange Act, in our Registration Statement on Form S-1 on February 14, 2002, including any subsequently filed amendments and reports updating such description.

We also incorporate by reference any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and before the time that all of the securities offered in this prospectus are sold.

You may request, and we will provide, a copy of any or all of these filings at no cost by contacting Suzie Singer, our Corporate Communications Officer, at Irwin Financial Corporation, 500 Washington Street, Columbus, Indiana 47201, or by calling (812) 376-1909.

LEGAL OPINIONS

Certain legal matters relating to our common shares offered by this prospectus, including the validity of the common shares, are being passed on for us by Ice Miller LLP, Indianapolis, Indiana, 46282.

EXPERTS

The consolidated financial statements of Irwin Financial Corporation at December 31, 2007 and 2006, and for each of the two years in the period ended December 31, 2007, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated statements of income, shareholders’ equity and cash flows of Irwin Financial Corporation for the year ended December 31, 2005, incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of such expenses will be paid by Irwin. All amounts shown are estimates, except the SEC registration fee and the FINRA and the New York Stock Exchange filing fees:

SEC registration fee	$1,965
FINRA filing fee	5,500
Subscription agent fee	15,000
Printing and mailing expenses	50,000
Fees and expenses of counsel	500,000
Accounting and related expenses	25,000
Miscellaneous	55,000

Total	$652,465

Item 15.	Indemnification of Directors and Officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to our directors, officers, and controlling persons pursuant to the following provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The Indiana Business Corporation Law (“IBCL”), the provisions of which we are governed by, empowers an Indiana corporation to indemnify present and former directors, officers, employees, or agents or any person who may have served at the request of the corporation as a director, officer, employee, or agent of another corporation (“Eligible Persons”) against liability incurred in any proceeding, civil or criminal, in which the Eligible Person is made a party by reason of being or having been in any such capacity, or arising out of his status as such, if the individual acted in good faith and reasonably believed that (a) the individual was acting in the best interests of the corporation, or (b) if the challenged action was taken other than in the individual’s official capacity as an officer, director, employee or agent, the individual’s conduct was at least not opposed to the corporation’s best interests, or (c) if in a criminal proceeding, either the individual had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful.

The IBCL further empowers a corporation to pay or reimburse the reasonable expenses incurred by an Eligible Person in connection with the defense of any such claim, including counsel fees; and, unless limited by its Articles of Incorporation, the corporation is required to indemnify an Eligible Person against reasonable expenses if he is wholly successful in any such proceeding, on the merits or otherwise. Under certain circumstances, a corporation may pay or reimburse an Eligible Person for reasonable expenses prior to final disposition of the matter. Unless a corporation’s articles of incorporation provide otherwise, an Eligible Person may apply for indemnification to a court which may order indemnification upon a determination that the Eligible Person is entitled to mandatory indemnification for reasonable expenses or that the Eligible Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances without regard to whether his actions satisfied the appropriate standard of conduct.

Before a corporation may indemnify any Eligible Person against liability or reasonable expenses under the IBCL, a quorum consisting of directors who are not parties to the proceeding must (1) determine the indemnification is permissible in the specific circumstances because the Eligible Person met the requisite standard of conduct, (2) authorize the corporation to indemnify the Eligible Person and (3) if appropriate, evaluate the reasonableness of expenses for which indemnification is sought. If it is not possible to obtain a quorum of uninvolved directors, the foregoing action may be taken by a committee of two or more directors who are not parties to the proceeding, special legal counsel selected by the Board or such a committee, or by the shareholders of the corporation.

In addition to the foregoing, the IBCL states that the indemnification it provides shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of the Articles of Incorporation or Bylaws, resolution of the board of directors or shareholders, or any other authorization adopted after notice by a majority vote of all the voting shares then issued and outstanding. The IBCL also empowers an Indiana corporation to purchase and maintain insurance on behalf of any Eligible Person against any liability asserted against or incurred by him in any capacity as such, or arising out of his status as such, whether or not the corporation would have had the power to indemnify him against such liability.

Our Amended and Restated Articles of Incorporation provide for indemnification as a matter of right to any of our directors, officers or employees who have been successful on the merits of a claim against them, and for indemnification under certain other circumstances where allowed, by the action of disinterested members of the board of directors.

We have purchased $40 million in directors’ and officers’ liability insurance, the effect of which is to indemnify the directors and officers of us and our subsidiaries against certain losses caused by errors, misstatement or misleading statements, wrongful acts, omissions, neglect or breach of duty by them or similar matters claimed against them in their capacities as directors or officers.

Item 16.	Exhibits.

Exhibit
Number	Description

4.1	Restated Articles of Incorporation of Irwin Financial Corporation. (Incorporated by reference to Exhibit 3(a) to Form 10-K Report for the year ended December 31, 2000, File No. 0-06835).
4.2	Restated Articles of Incorporation of Irwin Financial Corporation, as amended November 3, 2008. (Incorporated by reference to Exhibit 3.1 to Form 10-Q Report for the quarter ended September, 30, 2008, File No. 001-16691).
4.3	Code of By-laws of Irwin Financial Corporation, as amended November 28, 2007. (Incorporated by reference to Exhibit 3.2 1 to Form 10-Q Report for the quarter ended September, 30, 2008, File No. 001-16691).
4.4	Rights Agreement, dated as of March 1, 2001, between Irwin Financial Corporation and Irwin Union Bank and Trust. (Incorporated by reference to Exhibit 4.1 to Form 8-A filed with the SEC on March 2, 2001, File No. 0-06835).
4.5	Appointment of Successor Rights Agent dated as of May 11, 2001 between Irwin Financial Corporation and National City Bank. (Incorporated by reference to Exhibit 4.5 to Form S-8 filed with the SEC on September 7, 2001, File No. 333-69156).
5.1	Opinion of Ice Miller LLP (validity opinion).
8.1	Opinion of Sullivan & Cromwell LLP as to certain tax matters.
10.1	Standby Purchase Agreement, dated as of October 13, 2008, by and between Irwin Financial Corporation and Cummins Inc. (Incorporated by reference to Exhibit 10.1 to Form 8-K filed with the SEC on October 14, 2008).
10.2	Form of Standby Purchase Agreement for John L. Vogelstein and Rodman Moorhead
10.3	Form of Standby Purchase Agreement for William I. Miller, Catherine G. Miller, Elizabeth G. Miller and Henry B. Schacht.
23.1	Consent of Ice Miller LLP (included in opinion filed as Exhibit 5.1).
23.2	Consent of Sullivan & Cromwell LLP (included in opinion filed as Exhibit 8.1).
23.3	Consent of Ernst & Young LLP.
23.4	Consent of PricewaterhouseCoopers LLP.
24.1	Powers of Attorney (included as part of signature pages).

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registration is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in that Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(9) The undersigned registrant hereby undertakes that:

(1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Irwin Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused pre-effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Indiana, on December 2, 2008.

By: IRWIN FINANCIAL CORPORATION

By:	/s/ William I. Miller
William I. Miller
Chief Executive Officer and
Chairman of the Board

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this pre-effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title

/s/ William I. Miller William I. Miller	Director, Chairman of the Board (Principal Executive Officer)

/s/ Gregory F. Ehlinger Gregory F. Ehlinger	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Jody A. Littrell Jody A. Littrell	Vice President and Controller (Principal Accounting Officer)

* Sally A. Dean	Director

* David W. Goodrich	Director

* R. David Hoover	Director

* William H. Kling	Director

* Brenda J. Lauderback	Director

Signature		Title

* John C. McGinty, Jr.		Director

* Dayton H. Molendorp		Director

* Lance R. Odden		Director

* Marita Zuraitis		Director

*By:	/s/ William I. Miller William I. Miller Attorney-in-Fact

Date: December 2, 2008